Post Qualification Amendment No. 3

File No. 024-11093

Explanatory Note

This Post-Qualification Amendment No. 3 (this “Amendment No. 3”) amends and supplements the information contained in the Offering Circular on Form 1-A/A of Mystic Holdings, Inc. that was qualified by the Securities and Exchange Commission (the “SEC”) on March 20, 2020 (as the same may be amended and supplemented from time to time, the “Offering Circular”), and should be read in conjunction with the Offering Circular, the exhibits thereto and any materials distributed therewith. No person has been authorized to make representations or give any information with respect to the securities offered hereby other than those contained in the Offering Circular, as amended hereby.

This Amendment No. 3 has been prepared to reflect certain changes that have occurred subsequent to the date of the Offering Statement and certain changes to the terms of the offering described in the Offering Circular. Terms used in this Amendment No. 3 and not defined herein have the meanings ascribed to them in the Offering Circular. As used herein, the terms “we,” “our,” “us” and similar phrases refer to Mystic Holdings, Inc. To the extent any information disclosed in this Amendment No. 3 is inconsistent with the Offering Circular, the information disclosed herein shall be deemed to update and supersede such information in the Offering Circular and all other information in the Circular and the exhibits thereto directly derived therefrom. However, except as amended hereby, the Offering Circular shall remain unmodified. See “Incorporation by Reference of Offering Circular” below.

PART II - OFFERING CIRCULAR

50,000,000 Shares

Mystic Holdings, Inc.

Common Stock

This is an initial public offering of shares of our common stock. We are offering on a best efforts basis up to 50,000,000 shares of our common stock, with a minimum offering amount of 5,000,000 shares of our common stock. The initial public offering price is $1.00 per share.

Prior to this offering, there has been no public market for our common stock. This offering is being conducted pursuant to Regulation A (Regulation A+) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, where the offered securities will not be listed on a registered national securities exchange upon qualification.

We have entered into a tax-free share-for-share exchange transaction (the “Share Exchange”) pursuant to which Qualcan (Canada) Holdings Inc., a newly-formed British Columbia corporation (“Qualcan Canada”), would acquire all of the outstanding shares of our company. If the Share Exchange is completed, our company would become a wholly-owned subsidiary of Qualcan Canada and the former stockholders of our company, including investors in this offering, would become shareholders of Qualcan Canada, holding collectively approximately 90% of its outstanding shares. Qualcan Canada, which would retain its corporate name, would continue our existing cannabis operations as its only line of business and our existing management would assume their same positions with Qualcan Canada. If the Share Exchange is completed, Qualcan Canada would pursue an initial public offering of its common shares in Canada and seek to list the shares for trading on the Canadian Securities Exchange (the “Canadian Public Offering”). We are contractually obligated to seek stockholder approval for the Share Exchange by affirmative vote of a majority of our outstanding shares after the closing of this offering so that any investors in this offering would have the opportunity to vote along with our three affiliated stockholders, Lorenzo Barracco, Daniel V. Perla and Alexander Scharf. These individuals, who have not previously approved the Share Exchange in their capacities as stockholders, collectively own approximately 100%, 93% and 58% of our outstanding shares of common stock before this offering and after this offering assuming the minimum and maximum number of shares are sold, respectively (without giving effect to the conversion of our 8% convertible debentures into an aggregate of 16,500,000 shares). The Share Exchange is subject to various closing conditions, including the approval of Nevada governmental authorities to transfer our cannabis licenses, and we cannot predict when, or even if, such approval will be granted. If we fail to obtain the requisite stockholder and governmental approvals or satisfy any of the other conditions precedent to the Share Exchange, the Share Exchange and Canadian Public Offering will not be completed. Even if the Share Exchange is completed, we cannot predict exactly when, or even if, the Canadian Public Offering will take place.

For a detailed description of the Share Exchange and Canadian Public Offering, see “The Share Exchange Transaction” beginning on page 8 of the Offering Circular.

The Share Exchange, if completed, would result in the exchange of common stock held by our stockholders, including investors in this offering, for shares of Qualcan Canada. Our former stockholders would become the holders of shares in the capital of a British Columbia corporation organized under the Business Corporations Act (British Columbia) (the “BCA”). For a detailed description of the differences between the laws of the State of Nevada and the laws of the Province of British Columbia that may impact our stockholders, including investors in this offering, see “Material Differences of the Rights of Our Stockholders after the Share Exchange” beginning on page 10 of the Offering Circular.

Investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 of the Offering Circular to read about the risks you should consider before buying shares of our common stock.

	Price to Public	Placement Agent Sales Commissions (1)	Proceeds to Issuer, Before Expenses (2)
Per share	$1.00	Not applicable	$1.00
Total minimum offering (2)	5,000,000	Not applicable	5,000,000
Total maximum offering (2)	$50,000,000	Not applicable	$50,000,000

(1)	This offering is being conducted on a “best efforts” basis by our officers and directors and not through a placement agent or other registered broker-dealer who is paid sales commissions.

(2)	We estimate the total expenses of this offering, including fees and expenses for marketing and advertising of the offering, media expenses, promotional expenses, fees for administrative, accounting, audit and legal services, fees for EDGAR document conversion and filing, website posting fees and transfer agent and registrar fees, will be $175,000 if the minimum number of shares is sold in this offering and $225,000 if the maximum number of shares is sold in this offering. Because this is a best efforts offering, the actual public offering amount and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above. See “Plan of Distribution” beginning on page 29 of the Offering Circular for more information on this offering.

We intend to sell our shares directly to investors and not through a placement agent or other registered broker-dealer who is paid sales commissions. We do not intend to close this offering unless we sell at least a minimum number of 5,000,000 shares of common stock, at the price per share set forth in the table above. This offering will terminate on June 30, 2021, unless we sell the maximum number of shares of common stock set forth above before that date or we decide to terminate this offering prior to that date. The gross proceeds of this offering will be deposited at a bank or other financial institution in a segregated account. Subscription funds placed in the segregated account may only be released if the minimum stock sale condition is satisfied. In the event we do not sell a minimum of 5,000,000 shares of common stock and raise minimum gross proceeds of $5,000,000 by June 30, 2021, all funds received will be promptly returned to investors without interest or offset.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering circular contains all of the representations by us concerning this offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this offering circular.

The securities underlying this offering circular may not be sold until qualified by the SEC. This offering circular is not an offer to sell, nor soliciting an offer to buy, any of our securities in any state or other jurisdiction in which such sale is prohibited.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR

The Offering Circular, including this Amendment No. 3, is part of an Offering Statement (File No. 024-11093) that we filed with the SEC. We hereby incorporate by reference into this Amendment No. 3 all information contained in the Offering Circular to the extent permitted pursuant to General Instruction III(a)(1) of Form 1-A. Information incorporated by reference to the Offering Circular is further amended, updated and/or replaced as set forth below under “Amended and Updated Information”. Note that any statement made in this Amendment No. 3 (or in the Offering Circular) may be further modified or superseded by us in a subsequent offering circular supplement or post-qualification amendment.

AMENDED AND UPDATED INFORMATION

The following sections of the Offering Circular are amended as set forth below.

Status of Offering

The following disclosure is added on page 29 of the Offering Circular in a new subsection entitled “Status of Offering” following the subsection “Plan of Distribution.”

Through November 5, 2020, we have received approximately $6,358,410 in cleared subscriptions for this offering. Discussions and marketing efforts with investors are ongoing. To date, no funds have been released to us from the segregated bank account holding such funds. We currently expect to hold an initial closing for the minimum offering amount by the end of December 2020.

Offering Period and Expiration Date

The following replaces the subsection entitled “Offering Period and Expiration Date” on page 30 of the Offering Circular.

This offering will start on or after the date that this offering is qualified by the SEC and will terminate on June 30, 2021.

Results of Operations

The following is added on page 33 of the Offering Circular under “Results of Operations.”

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes thereto contained in this Amendment No. 3. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the Statements Regarding Forward Looking Information contained in the Offering Circular.

1

Six Months Ended June 30, 2020 Compared to Six Months Ended June 30, 2019

Revenue for the six months ended June 30, 2020 was $5,617,446, with $2,358,733 in gross profit, and 42% gross margin. Average quarterly revenue was $2,808,723 over the two first quarters of 2020, compared to average quarterly revenue of $1,115,656 over the four quarters of 2019, an increase of $1,693,067, or 152%.

These numbers reflect our recent efforts to ramp up administrative operations in two dispensary outlets. In addition to focusing on various preparations for adding the retail channel to our management structure, we have also been allocating a percentage of our production capacity to a holding vault to be utilized in stocking our new dispensary outlets. This has had an effect on sales as we’ve managed to increase our quarterly pace nominally, with revenue holding constant for the most part. This improvement was a direct result of an increase in the popularity of our flower and edible brands, having been fueled by a growth in our client base from 29 dispensaries in the first quarter of 2019, to as many as 34 in the first quarter of 2020. This revenue growth was made possible through increases in flower yield per plant, which trickles down as a cost benefit to the production level by providing our extraction team with additional in-house source material and gaining operational control over the two dispensaries being acquired from Medifarm LLC and Medifarm I LLC.

In addition to the focus on improving wholesale market presence, we were also able to increase our gross margin from 16% to 42% and increase our revenues by 171% from the first six months of 2019 to the first six months of 2020, with only a nominal increase to our direct costs of 88%. These metrics imply an improvement to overall efficiency of production, thus rendering a 579% increase to gross profit and 163% increase to gross margin from the first six months of 2019 to the first six months of 2020. Moving forward, we will continue to employ several mechanisms designed to sustain our aggressive trend in the increase of overall efficiency and improved margins, including (1) a more economically-compelling cultivation program (increasing our yield per plant/square foot), (2) automation of some aspects of the production chain and supply chain optimization, (3) economies of scale and (4) the effective operation of our dispensary outlets which will implicitly increase revenues while also reducing our cost of labor.

Operating expenses for the six months ended June 30, 2020 were $2,920,844, and include depreciation expense of equipment amortization of intangible assets which together equate to $851,731, or 29% of operating expenses for the six months ended June 30, 2020. An increase in expenses overall in 2020 is anticipated due to the costs associated with the holding inventory in exchange for the forfeitures of sales and increasing administrative functions of our dispensary outlets.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Revenue for the year ended December 31, 2019 was $4,462,624, compared to $3,779,214 for the year ended December 31, 2018, an increase of $683,410, or 18% year over year. This increase in revenue from 2018 to 2019 is indicative of an increase in popularity of our flower and edible brands. This revenue growth was made possible through increases in flower yield per plant, which trickles down as a cost benefit to the production level by providing our extraction team with additional in-house source material. Meanwhile, gross profit and gross margin were $150,518 and 3%, respectively for the year ended December 31, 2019, compared to ($426,222) and 0%, respectively for the year ended December 31, 2018. These numbers reflect an improvement to overall efficiency of production. Moving forward, we will continue to employ several mechanisms designed to sustain our aggressive trend in the increase of overall efficiency and improved margins, including (1) a more efficient cultivation program (increasing our yield per plant/square foot), (2) automation of some aspects of the production chain and supply chain optimization, (3) economies of scale, and (4) the effective operation of our planned dispensary outlets which will increase revenues while also reducing our cost of labor.

Operating expenses for the year ended December 31, 2019 were $1,957,719, compared to $1,543,471 for the year ended December 31, 2018, an increase of $414,248, or 26.8% year over year. This was primarily due to increased depreciation and amortization expense resulting from the operational control transfer to our subsidiary Picksy, LLC, of Medifarm LLC’s cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas. The depreciation and amortization expenses for the year ended December 31, 2019 were $423,118, which equates for 22% of the total operating expenses.

Liquidity and Capital Resources

The following is added on page 34 of the Offering Circular under “Liquidity and Capital Resources.”

As of June 30, 2020, we had cash and cash equivalents of $1,333,502, compared to $247,926 as of December 31, 2019, an increase of $1,085,576. Management anticipates that going forward, we will be able to generate sufficient cash flows from our operating activities to meet our short-term capital requirements.

Net cash used in operating activities was $2,363,761 for the six months ended June 30, 2020, compared to $696,927 for the six months ended June 30, 2019, an increase of $1,666,834.

Net cash used in investing activities was $13,044,292 for the six months ended June 30, 2020, compared to $0 for the six months ended June 30, 2019, an increase of $13,044,292. In 2020, this primarily consisted in the acquisition of dispensary assets.

2

Net cash provided from financing activities was $16,493,629 for the six months ended June 30, 2020, compared to $1,681,483 for the six months ended June 30, 2019, an increase of $14,812,146. In 2019, this primarily consisted of proceeds from debt borrowings. In 2020, this primarily consisted of proceeds from issuance of notes payable and proceeds from this offering.

Short-term Debt

As of June 30, 2020 and December 31, 2019, our short-term debt consisted of the following:

	June 30, 2020	December 31, 2019

Note payable to Grass is Greener, LLC (1)	$200,000	$200,000

Note payable to Qualcan Canada (2)	$517,437	$517,437

Note payable to Medifarm LLC (3)	$2,800,000	$2,800,000

Note payable to Medifarm LLC (4)	$1,791,410	$1,791,410

Note payable to Medifarm I LLC (5)	$12,541,856	-

Total short-term debt	$17,850,703	$5,458,847

(1)	This note is due upon receiving financing for the acquisition of Blum dispensaries and completion of C$0.80 financing round or 6 months from issuing note, whichever comes first, bearing interest at 12% per annum, with an option of conversion to common stock in C$0.80 financing round, unsecured.

(2)	This note will be converted into Qualcan Canada common voting shares at $0.05 per share, for 14,000,000 common shares upon closing acquisition of Blum dispensaries and is being presented as due on demand and bearing no interest until the completion of closing, unsecured.

(3)	This note is due within 12 months from issued date, bearing interest at 5% per annum, secured.

(4)	Balance payable to Medifarm LLC on closing of purchase agreement, presented as due on demand, bearing no interest.

(5)	Balance payable to Medifarm I LLC on closing of purchase agreement, presented as due on demand, bearing no interest.

Long-term Debt

As of June 30, 2020 and December 31, 2019, our long-term debt consisted of the following:

	June 30, 2020	December 31,2019

Note payable to a business (1)	$300,000	$300,000

Note payable to a business (2)	$600,000	$600,000

Note payable to an individual (3)	$—	$—

Total long-term debt	$900,000	$900,000
Less: current maturities	$(900,000)	$(900,000)
Long-Term Debt	$—	$—

3

(1)	This note is in dispute, as terms of contract were not followed by lender, and is being presented as due on demand and bearing no interest until a future settlement is reached.

(2)	This note is in dispute, as terms of contract were not followed by lender, and is being presented as due on demand and bearing no interest until a future settlement is reached.

(3)	This note is due on demand and bears no interest, with an option to convert the debt into 27 shares of common stock.

Related Party Transactions

As of June 30, 2020 and December 31, 2019, we had the following balances due from (to) to related parties:

	June 30, 2020	December 31, 2019

Convenient Labor, LLC	$37,585	35,819
Dal Toro Holdings II, LLC	(494,253)	(691,950)
Employees4Hire, LLC	499,798	586,797
Green Wagon Holdings, LLC	(1,610,000)	(1,610,000)
Ketores Holdings, LLC	(149,450)	(149,450)
Panorama Crest, LLC	(3,000)	(3,000)
Related individual	(1,767)	(35,050)
Total	$(1,721,087)	$(1,866,834)

Previously, Convenient Labor, LLC and Employees4Hire, LLC were used to lease employees to the Company on a “pass-through” basis, in which the Company reimbursed the applicable entity for all of the employees’ compensation including related taxes, without any markup. Convenient Labor, LLC is controlled by Lorenzo Barracco and Employees4Hire, LLC is controlled by Heather Cranny, our Chief Financial Officer. As of June 30, 2020, no employees are leased from related parties. The balances due to these related entities are due on demand and bear a nominal rate of interest.

Dal Toro Holdings II, LLC, a company controlled by Lorenzo Barracco, our Chairman and Chief Executive Officer, loaned funds to us in 2017 and 2018. The balances due to this related entity are due on demand and bear a nominal rate of interest.

Green Wagon Holdings, LLC is an entity that shares common ownership with our company, and its two subsidiaries lease building space to us. The balances due to this entity are due on demand and bear a nominal rate of interest.

Ketores Holdings, LLC, a company controlled by Alexander Scharf, a director, loaned funds to us in 2017 and 2019. The balances due to this related entity are due on demand and bear a nominal rate of interest.

Panorama Crest, LLC, a company controlled by Daniel V. Perla, a director, loaned funds to us in 2017 and 2018. The balances due to this related entity are due on demand and bear a nominal rate of interest.

The related individual is the mother of Lorenzo Barracco. The balances due to this related individual began bearing interest in September 2018 at 10% per annum, with a maturity date of December 31, 2019.

Business Developments

The following disclosure is added on page 47 of the Offering Circular in a new subsection entitled “Business Developments.”

4

Legal Proceedings; Conditional Licenses Granted

As discussed in the Offering Circular, on or about September 5, 2019, our subsidiary Qualcan filed an action (the “Action”) against the Nevada Department of Taxation (the “DOT”) in the Eighth Judicial District Court, Clark County, Nevada concerning the DOT’s denial of our application for five licenses to own and operate recreational marijuana retail stores in Clark County (Henderson), Clark County (Las Vegas), Clark County (North Las Vegas), Clark County (unincorporated), and Washoe County (Reno). The Action sought, among other things, to (i) find that the DOT improperly denied our applications, (ii) compel the DOT to revoke the conditional licenses previously issued in those jurisdictions to several other companies with whom we compete, and (iii) direct the DOT to issue Qualcan, LLC five conditional licenses for the operation of recreational marijuana establishments in those jurisdictions. Our Action was joined and consolidated with separate lawsuits brought by other plaintiffs challenging the DOT’s issuance of licenses into case No. A-19-787004-B, filed in the Eight District Court, Clark County, Nevada (the “Consolidated Lawsuit”).

On July 27, 2020, Qualcan entered into a Settlement Agreement (the “Settlement Agreement”) with the DOT and other parties to the Consolidated Lawsuit. Under the terms of the Settlement Agreement, Qualcan received two (2) conditional Nevada cannabis dispensary licenses – one for the City of Las Vegas, and one for Carson City. We are currently exploring locations within Las Vegas and Carson City that would be suitable for opening two additional retail dispensaries (where the licenses would be deployed). The Settlement Agreement was ratified by the CCB (as defined below) on September 3, 2020.

Dispensary Acquisitions

As discussed in the Offering Circular, in May 2019, we entered into an Asset Purchase Agreement with Medifarm LLC (“Medifarm”) to acquire 100% of the assets of Medifarm’s cannabis dispensary located at 1130 East Desert Inn Road, Las Vegas, Nevada, and in August 2019, we entered into an Asset Purchase Agreement with MediFarm I LLC (“Medifarm I”), a wholly owned subsidiary of Terra Tech Corp. (“Terra Tech”), to acquire 100% of the assets of Medifarm I’s cannabis dispensary located at 1085 S. Virginia Street, Reno, Nevada (the “Reno Dispensary Asset Purchase Agreement”). The closing of these dispensary acquisitions is subject to various closing conditions, including the receipt of license transfer approvals.

On October 22, 2020, we entered into a Letter Agreement (the “Letter Agreement”) with MediFarm I, Terra Tech, and Picksy Reno, LLC, modifying certain terms of the Reno Dispensary Asset Purchase Agreement. The Letter Agreement provides, among other things, that $8,332,096 of the cash portion of the purchase price to be paid for the dispensary assets will be paid in 8,332,096 shares of Mystic common stock (the “Dispensary Shares”), upon approval of such issuance by the CCB. Under the Letter Agreement, Mystic is required to register the Shares on Form S-1 by no later than the date the Dispensary Shares are listed or quoted for trading on a trading market. In the event the CCB does not approve issuance of the Dispensary Shares, the cash portion of the purchase price to be paid for the dispensary assets will be due at closing of the transaction. In addition, the Letter Agreement provides, among other things, that (i) Terra Tech has the right to require Mystic to repurchase the Dispensary Shares at a price of $1.00 per share under certain circumstances, and (ii) during the first six (6) months Terra Tech is able to sell Dispensary Shares on a trading market, Terra Tech will not sell more than 1,500,000 Dispensary Shares during any thirty (30) calendar day period; provided such limitation will not apply to Dispensary Shares sold at a price equal to or greater than $2.00 per share. The transaction is subject to approval by the CCB and is expected to close promptly following receipt of such approval.

Since the commencement of the offering, the moratorium on the transfer of Nevada cannabis licenses that was imposed by Nevada state regulators in October 2019 has been lifted. In July 2020, the Cannabis Compliance Board (the “CCB”) took over administration of the Nevada cannabis industry from the DOT. The CCB lifted the moratorium and advised that the review of license transfers has resumed. Although we fully expect to receive approval for the transfer of the dispensary licenses and close the acquisitions described above, we have been advised that this may take some time as the CCB has a backlog of license transfers to review.

8% Convertible Debentures

In July 2020, we extended the maturity of our C$0.30 8% convertible debentures (of which approximately $1,800,000 in aggregate principal amount was sold in the First 2019 Private Placement) until January 2021, having received the consent of the holders of a majority of the C$0.30 8% convertible debentures.

In September 2020, we extended the maturity of our C$0.80 8% convertible debentures (of which approximately $6,000,000 in aggregate principal amount was sold in the Second 2019 Private Placement) until March 2021, having received the consent of the holders of a majority of the C$0.80 8% convertible debentures.

Transfer Agent and Registrar

The following replaces the subsection entitled “Transfer Agent and Registrar” on page 59 of the Offering Circular.

Upon the closing of this offering, the transfer agent and registrar for our shares of common stock will be Equiniti Trust Company, located in Mendota Heights, MN.

5

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Mystic Holdings, Inc. and Affiliates

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Director(s) of

Mystic Holdings, Inc. and Affiliates

Las Vegas, Nevada

Report on Financial Statements

We have audited the accompanying consolidated financial statements of Mystic Holdings Inc. and Affiliates, which comprise the consolidated balance sheets as of December 31, 2019 and 2018 and the related consolidated statements of income, stockholders equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-2

Opinion

In our opinion, the 2019 and 2018 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mystic Holdings, Inc., and Affiliates as of December 31, 2019 and 2018, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 20 to the financial statements, the Company has sustained significant net losses and had a working capital deficit for the years ended December 31, 2019 and 2018. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 20. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Restatement of Consolidated Financial Statements

Without modifying our opinion, we draw attention to Note 17 to the restated consolidated financial statements, which explains that the restated financial statements for the year ended December 31, 2019 & 2018 have been restated from those which we originally reported on July 15, 2020.

Garden City, New York
December 1, 2020

F-3

MYSTIC HOLDINGS, INC. AND AFFILIATES

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED BALANCE SHEETS

December 31,	2019	2018
	($)	($)
	As restated (Note 17)	As restated (Note 17)

ASSETS
Current Assets:
Cash	247,926	17,115
Accounts receivable, net	261,425	54,419
Note receivable	-	145,000
Inventory	1,293,356	777,510
Total Current Assets	1,802,707	994,043

Property, Equipment and Leasehold Improvements, Net	4,482,906	3,652,142
Intangible assets, net	6,220,375	-
Goodwill	2,124,673	-
Other Assets	122,625	116,100
TOTAL ASSETS	$14,753,285	$4,762,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	845,400	703,669
Due to related parties, net	1,866,835	2,864,010
Convertible Notes Payable	717,437	-
Non-Convertible Notes Payable	4,741,410	-
Current Maturities of Long Tem Debt	900,000	900,000
Total Current Liabilities	9,071,082	4,467,680

Convertible Debentures	7,392,240	100,000
Total Liabilities	16,463,322	4,567,680

Stockholders’ Equity:
Common stock, $0.0001036 par value; 143,501,400 shares authorized, 70,000,000 shares issued and 65,737,991 shares outstanding	7,253	7,226
Additional Paid in Capital	4,790,572	4,690,599
Less: Par Value of 2,375 shares of treasury stock	(2,375)	(2,375)
Accumulated Surplus (Deficit)	(6,505,487)	(4,500,845)
Total Members’ Equity	(1,710,037)	194,605

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,753,285	4,762,285

The accompanying notes are an integral part of the financial statements.

F-4

MYSTIC HOLDINGS, INC. AND AFFILIATES

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED STATEMENT OF INCOME

	For the Years Ended
	December 31,
	2019	2018
	($)	($)
	As restated (Note 17)	As restated (Note 17)

REVENUE	4,462,624	3,779,214

COST OF GOODS SOLD	4,312,106	4,205,436

GROSS PROFIT	$150,518	$(426,222)

OPERATING EXPENSES
Advertising	63,859	87,811
Depreciation	359,415	305,780
Amortization	63,703	-
Selling, Office and Administration	1,470,742	1,149,880
TOTAL OPERATING EXPENSES	1,957,719	1,543,471

INCOME (LOSS) FROM OPERATIONS	$(1,807,201)	$(1,969,693)

OTHER INCOME (EXPENSES)
Interest Expense	(263,628)	-
Miscellaneous Income	66,186	1,454
TOTAL OTHER INCOME	(197,442)	1,454

NET INCOME BEFORE PROVISION FOR INCOME TAXES	(2,004,642)	(1,968,239)

Provision for Income Taxes	-	22,228

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$(2,004,642)	$(1,990,467)

The accompanying notes are an integral part of the financial statements.

F-5

MYSTIC HOLDINGS, INC. AND AFFILIATES

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Year Ended December 31, 2019

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated	Total
	Shares	Amount	Capital	Shares	Amount	Equity	Deficiency
		($)			($)	($)	($)
						As restated (Note 17)	As restated (Note 17)
Balance, January 1, 2019	69,739,382	$7,226	$4,690,599	(34,081,583)	$(2,375)	(4,500,845)	194,605

Issuance of Common Stock	260,618	$27	99,973			-	100,000

Net Income	-	-	-			(2,004,642)	(2,004,642)

Balance, December 31, 2019	70,000,000	7,253	4,790,572	(34,081,583)	(2,375)	(6,505,487)	(1,710,037)

Year Ended December 31, 2018

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated	Total
	Shares	Amount	Capital	Shares	Amount	Equity	Deficiency
		($)	($)		($)	($)	($)
						As restated (Note 17)	As restated (Note 17)
Balance, January 1, 2018	69,739,382	$7,226	$4,690,599	(34,081,583)	$(2,375)	$(2,510,378)	$2,185,072

Net Income	-	-	-			(1,990,467)	(1,990,467)

Balance, December 31, 2018	69,739,382	7,226	4,690,599	(34,081,583)	(2,375)	(4,500,845)	194,605

The accompanying notes are an integral part of the financial statements.

F-6

MYSTIC HOLDINGS, INC. AND AFFILIATES

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED STATEMENTS OF CASH FLOW

Year Ended December 31,	2019	2018
	($)	($)
	As restated (Note 17)	As restated (Note 17)

Cash flows from Operating Activities
Net Profit/(Loss)	(2,004,642)	(1,990,467)
Adjustments to reconcile net loss to net cash provided by (used in) Operations:
Depreciation and amortization	436,900	305,780
Change in Operating Assets and Liabilities:
Accounts Receivable	(207,006)	39,009
Other Receivables	145,000	253,158
Inventory	(515,847)	154,655
Employee Advance	(6,525)	-
Accounts payable and accrued expenses	141,730	509,349
Net cash provided from (used in) Operating activities	(2,010,390)	(728,517)

Cash flows from Investing activities
Acquisition of PP&E	(1,192,718)	(342,318)
Acquisition Closing Cost	-	(66,100)
Acquisition of Intangible Asset	(8,419,992)	-
Net cash provided from (used in) Investing activities	(9,612,710)	(408,418)

Cash flows from Financing activities
Cash paid for Related Party Loan Balance	(997,177)	530,648
Loan received from Unrelated party	717,437	-
Issuance of Debenture	7,292,240	-
Issuance of Notes Payable	4,741,410	-
Issuance of Common Stock	100,000	-
Net cash provided from (used in) Financing activities	11,853,910	530,648

Net Change in cash	230,811	(606,287)
Net Change in cash classified within current assets held for sale
Cash at beginning of period	17,115	623,402
Cash at end of period	$247,926	$17,115

The accompanying notes are an integral part of the financial statements.

F-7

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

Mystic Holdings, Inc. is a holding company which, through its wholly-owned subsidiaries, is engaged in the cannabis industry in the State of Nevada. Since obtaining Nevada wholesale licenses for the cultivation and production of medical cannabis in 2014 and recreational cannabis in 2016, Qualcan, LLC, the wholly owned operating subsidiary (“Qualcan”), has constructed and has recently begun operating a highly efficient, state-of-the-art 24,000 square foot cannabis cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month utilizing the latest concepts in agronomic farming practices and sustainable technologies. Qualcan’s facility adheres to best practices in quality control standards and regulatory compliance that are believed to be as good as or better than those used throughout the cannabis industry. Qualcan currently wholesales its products, which include cannabis flowers, edibles and concentrates, under the trademark “Qualcan” to state-licensed dispensaries utilizing METRC, a state-mandated tracking system. The company has recently entered into asset purchase agreements to add a future retail dispensary component to its operations in Las Vegas and Reno, Nevada. The Company operates a state licensed medical and recreational marijuana cultivation and production facility. The Company wholesales its products, which include flowers, edibles and concentrates, to state licensed dispensaries utilizing METRC, a state mandated tracking system under the mark “Qualcan”. All sales, deliveries and SKU’s are tracked through the METRC system.

Looking ahead, the company has prepared a strategic plan to extend the Nevada footprint by becoming a vertically integrated company providing medical and recreational cannabis cultivation and production, and retail dispensary operations for high quality marijuana and marijuana consumer products. The company also intends to expand our wholesale operations to capture expected retail demand for the cultivation and production activities, including from its own retail locations that the company plans to build (and license) or acquire. A key element of the company’s strategic plan is to make acquisitions of or investments in complementary businesses, products and technologies in the cannabis industry.

The consolidated accounts of the Company include the accounts of Mystic Holdings, Inc., Qualcan, LLC, Picksy LLC and Wagon Trail 4145, LLC. Picksy LLC, Qualcan, LLC and Wagon Trail 4145, LLC are owned 100% by Mystic Holdings, Inc. All significant intercompany accounts have been eliminated in consolidation.

NOTE 2: BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of Mystic Holdings INC. and affiliates (collectively “Mystic Holdings” or the “Company”). The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

We conduct business through a variety of corporate structures, including subsidiaries, variable interest entity (VIE) and primary beneficiary. Subsidiaries are those where we exercise control through 100% ownership, VIE are those where we have controlling interest despite not having a majority of voting rights and primary beneficiary are those where we retain the authority to direct the activities. All of the assets, liabilities, revenues and expenses of our subsidiaries, VIE and primary beneficiary are included in our consolidated financial statements. All significant intercompany transactions and balances are eliminated.

F-8

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Effective January 1, 2018, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. Under this method, the Company recorded the cumulative effect of initially applying the new standard to all contracts as of the date of adoption.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows. Under the new standard, the Company recognizes a sale as follows.

Cannabis Dispensary, Cultivation and Production

The Company recognizes revenue from manufacturing and distribution product sales when our customers obtain control of our products. Revenue from our retail dispensaries is recorded at the time customers take possession of the product. Revenue from our retail dispensaries is recognized net of discounts, promotional adjustments and returns. We collect taxes on certain revenue transactions to be remitted to governmental authorities, which may include sales, excise and local taxes. These taxes are not included in the transaction price and are, therefore, excluded from revenue. Upon purchase, the Company has no further performance obligations and collection is assured as sales are paid for at time of purchase.

Revenue related to distribution customers is recorded when the customer is determined to have taken control of the product. This determination is based on the customer specific terms of the arrangement and gives consideration to factors including, but not limited to, whether the customer has an unconditional obligation to pay, whether a time period or event is specified in the arrangement and whether the Company can mandate the return or transfer of the products. Revenue is recorded net of taxes collected from customers that are remitted to governmental authorities with collected taxes recorded as current liabilities until remitted to the relevant government authority.

Disaggregation of Revenue

The company generated revenue through its Cannabis Dispensary, cultivation and Production line. The Company operates in one reportable segments, cultivation operation.

Contract Balances

Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC Topic 606.

Contract Estimates and Judgments

The Company’s revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

Leases

The Company leases facilities, equipment and vehicles under capital and operating leases. The commencement date of all leases is the earlier of the date that the Company becomes legally obligated to remit rent payments or the date that the Company exercises control over the use of the property. In addition to minimum rental payments, certain leases provide for contingent rentals based upon equipment usage. Rent expense associated with contingent rentals are recorded as incurred. The related rent expense is recorded on a straight line basis over the lease term. The cumulative excess of rent payments over rent expense, if any, is accounted for as a deferred lease asset and recorded in “Other Assets”. The cumulative excess of rent expense over rent payments, if any, is accounted for as deferred lease obligation. Leasehold improvements associated with assets utilized under capital or operating leases are amortized over the shorter of the assets useful life or the lease term.

F-9

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit histories with customers and their current financial conditions. Uncollectible trade accounts receivable are written off based on individual credit evaluation and specific circumstances of the customer. Trade accounts receivable are reported net of an allowance for doubtful accounts.

Credit is granted to the Company’s customers; consequently, its ability to collect the amounts due from their respective customers is affected by economic fluctuations in the respective industries.

The Company allows for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Bad debt recoveries are charged against the allowance account as realized.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses include advertising, insurance, and service or other contracts requiring up-front payments.

Cost of Goods Sold

Cost of goods sold includes the costs indirectly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as packaging and other supplies, fees for services and processing, other expenses for services, and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

Valuation of Inventory

Inventory is valued at the lower of actual cost, as determined using the first-in, first-out (“FIFO”) method of accounting, or its net realizable value. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods.

F-10

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Values Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been categorized based upon a fair value hierarchy. Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Level 2 inputs are based on other observable market data, such as quoted prices for similar assets and liabilities, and inputs other than quoted prices that are observable, such as interest rates and yield curves. Level 3 inputs are developed from unobservable data reflecting our own assumptions, and include situations where there is little or no market activity for the asset or liability.

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, including property, plant, and equipment, goodwill and intangible assets. These assets are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment. A general description of the valuation methodologies used for assets and liabilities measured at fair value, including the general classification of such assets and liabilities pursuant to the valuation hierarchy, is included in each footnote with fair value measurements presented.

The Company’s financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable approximate their fair values based upon their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s, short-term marketable securities, were determined based on “Level 1” inputs. The Company does not have any financial instruments in the “Level 2” and “Level 3” category. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

There have been no changes in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the periods ended December 31, 2019 and 2018.

FASB ASC 825-10 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825-10 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values. Investment securities which consist of marketable securities - Fair values for investment securities are based on quoted market prices, where available.

F-11

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a policy of capitalizing purchases over $5,000. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

The Company reviews long lived assets for impairment when circumstances indicate the carrying value of an asset may not be recoverable based upon the undiscounted future cash flows of the asset. If the carrying value of the asset is determined not to be recoverable, a write down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals as appropriate. We review long lived assets for impairment at the individual asset or asset group level for which the lowest level of independent cash flows can be identified.

Depreciation is provided for financial reporting purposes utilizing both the accelerated and straight-line methods over the estimated useful lives of the assets, which are as follows:

Machinery and Equipment	3-5 years
Furniture and Fixtures	5-7 years
Software	3 years

Goodwill

Goodwill is the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business combination. In accordance with ASC 350, “Intangibles—Goodwill and Other, “goodwill and other intangible assets with indefinite lives are no longer subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.

The Company reviews the goodwill allocated to each of our reporting units for possible impairment annually as of first day of the fourth quarter each fiscal year and whenever events or changes in circumstances indicate carrying amount may not be recoverable. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount, including goodwill, to the estimated fair value of the reporting unit.

The carrying amount of each reporting unit is determined based upon the assignment of our assets and liabilities, including existing goodwill and other intangible assets, to the identified reporting units. Where an acquisition benefits only one reporting unit, the Company allocates, as of the acquisition date, all goodwill for that acquisition to the reporting unit that will benefit. Where the Company has had an acquisition that benefited more than one reporting unit, The Company has assigned the goodwill to our reporting units as of the acquisition date such that the goodwill assigned to a reporting unit is the excess of the fair value of the acquired business, or portion thereof, to be included in that reporting unit over the fair value of the individual assets acquired and liabilities assumed that are assigned to the reporting unit.

If the carrying amount of a reporting unit is in excess or its fair value, the Company recognizes an impairment charge equal to the amount in excess.

F-12

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets continue to be subject to amortization, and any impairment is determined in accordance with ASC 360, “Property, Plant, and Equipment, “intangible assets are stated at historical cost and amortized over their estimated useful lives. The Company uses a straight-line method of amortization, unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined. The approximate useful lives for amortization of our intangible assets are as follows:

Dispensary Licenses	14 years

The Company reviews intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, a product recall, or an adverse action or assessment by a regulator. If an impairment indicator exists, we test the intangible asset for recoverability. For purposes of the recoverability test, we group our amortizable intangible assets with other assets and liabilities at the lowest level of identifiable cash flows if the intangible asset does not generate cash flows independent of other assets and liabilities. If the carrying value of the intangible asset (asset group) exceeds the undiscounted cash flows expected to result from the use and eventual disposition of the intangible asset (asset group), the Company will write the carrying value down to the fair value in the period identified.

The Company calculates fair value of our intangible assets as the present value of estimated future cash flows the Company expects to generate from the asset using a risk-adjusted discount rate. In determining our estimated future cash flows associated with our intangible assets, the Company uses estimates and assumptions about future revenue contributions, cost structures and remaining useful lives of the asset (asset group).

Intangible assets that have indefinite useful lives are tested annually for impairment and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount of the asset group exceeds its fair value.

Other Assets

Other assets comprises primarily of deposits for the purchase of real property and security deposits for leased properties in Nevada. The deposits for the purchase of real property are reclassified to Property and Equipment once the purchase is final.

Business Combinations

The Company accounts for its business acquisitions in accordance with ASC 805-10, “Business Combinations.” The Company allocates the total cost of the acquisition to the underlying net assets based on their respective estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to the intangible assets acquired. These determinations involve significant estimates and assumptions regarding multiple, highly subjective variables, including those with respect to future cash flows, discount rates, asset lives, and the use of different valuation models, and therefore require considerable judgment. The Company’s estimates and assumptions are based, in part, on the availability of listed market prices or other transparent market data. These determinations affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes to be reasonable but are inherently uncertain.

F-13

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes are accounted for on an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are provided if it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires an estimate and measure the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts due to the probability of various possible outcomes. The Company reevaluates uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an additional charge to the tax provision.

A valuation allowance was taken by the Company as it believes there is no sufficient positive evidence to support its conclusion not to record a valuation allowance. Management believes that there can be no assurance that the Company will generate taxable income or that all of its timing differences between tax and financial reporting will be utilized.

Tax Cuts and Job Act. The Tax Cuts and Jobs Act was enacted in December 2018. Among other things, the new law (i) establishes a new, flat corporate federal statutory income tax rate of 21%, (ii) eliminates the corporate alternative minimum tax and allows the use of such carryforwards to offset regular tax liability for any taxable year, (iii) limits the deduction for net interest expense incurred by U.S. corporations, (iv) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminates or reduces certain deductions related to meals and entertainment expenses, (vi) modifies the limitation on excessive employee remuneration to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limits the deductibility of deposit insurance premiums. The Tax Cuts and Jobs Act also significantly changes the US tax law related to foreign operations, however, such changes do not currently impact the Company.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2019 and 2018 were $63,859 and $87,811, respectively.

F-14

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 4: ACCOUNTS RECEIVABLE

As of December 31, 2019, and 2018, the company carried accounts receivable of $261,425 & $54,419 respectively. The industry in which the company operates does not have large amount of accounts receivable at any given time. Company provides credit term to certain customers which usually are net 15 days. Company has not experienced any bad debts in previous years and it reasonably believes to collect all of its accounts receivable as of December 31, 2019 & 2018. As of December 31, 2019, and 2018, no allowance for doubtful accounts was deemed necessary.

NOTE 5: INVENTORY

As of December 31, 2019, and 2018, the Company carried the following inventory balances. Company did not recognize any obsolete in inventory due to impairment or damages in its inventory during the years 2019 and 2018.

December 31,	2019	2018
Finished Goods:
Edibles	$194,136	$8,987
Cartridges	$26,249	$2,632
Flowers	$401,628	$104,753
Concentrate	$17,668	$-
Prerolls	$33,352	$22,515.00
Vapes	$8,438	$-
Accessories	$50,182	$-
	$731,653	$138,886
Work In Progress:
Plants & Clones Tagged	$483,999	$559,285
Veg Untagged	$77,704	$79,339
	$561,703	$638,624

	$1,293,356	$777,510

F-15

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 6: NOTE RECEIVABLE

As of December 31, 2019, and 2018, the Company was carrying an outstanding loan balance made to Desert Aire Wellness, LLC (the Buyer) in the amount of $0 and $91,500 respectively. In June 2019, the Company reached an agreement with the Buyer in which the loan balance was extinguished and replaced with a purchase and supply agreement. Under the terms of this agreement, the buyer was required to purchase $1,600,000 in goods from the Company provided the Company makes available a monthly maximum of $65,000 in goods. The Buyer will purchase at a minimum, $35,000 in goods per month and a maximum of $65,000, but must purchase $1,600,000 within 36 months from June 2019. If the Buyer does not purchase the full $1,600,000 worth of goods, cash must be paid to the Company for the difference. During the year 2019, the buyer rendered services to the company and subsequently, the loan was cancelled out.

In 2016 company deposited $56,658 under equipment lease agreement. The original lease agreement contained the buyout option at the end of the lease. The company exercise its buyout option in 2018 and the original deposit of $56,658 was applied towards the buyout of the equipment.

In 2017, the company loaned $250,000 to its related party Green Wagon Holding LLC. The loan did not carry any interest provision. The loan balance was $586,797 and $50,000 in the year 2019 and 2018 respectively. (See Notes 10- “Related Parties”).

NOTE 7: BUSINESS COMBINATIONS

On May 8, 2019, Picksy LLC (“Purchaser”), a wholly owned subsidiary of Mystic Holdings Inc., entered into Asset Purchase Agreement with MediFarm LLC (“Seller”), for the purchase of MediFarm LLC’s Blum-Desert Inn distribution facility at the purchase price of $10 million. The closing of this purchase agreement is contingent upon obtainment of approval from state of Nevada for the sale and transfer of seller’s existing Marijuana Dispensary license to Purchaser, as well as all associated state or county business licenses or permits.

On November 1, 2019, the company entered into an agreement to assume all management responsibilities over the operations of Blum Desert Inn distribution facility. As per the agreement, Picksy LLC would realize all the benefits and bear risks arising from the operations of Desert Inn distribution facility, as well as complete managerial authority over the operations making the Picksy LLC the primary beneficiary of Blum Desert Inn upon execution of the agreement. As per ASC 810-10 “Consolidation”, the company consolidated the financial position and result of operations as of November 1, 2019. Picksy LLC recorded its business combinations as per ASC 805-10 on November 1, 2019 when operational control was transferred from MediFarm LLC. The purchase price was adjusted downward to $9.8 M to give an adjustment to inventory acquired as of November 1, 2019. $1.4M of the purchase price was allocated to tangible assets including inventory, $6.2 million of the purchase price was allocated to intangible assets, and the balance of $2.1 million was attributed to goodwill. (See Note 19- “Intangible Asset and Goodwill”).

On August 19, 2019, Picksy Reno LLC, (“Purchaser”), a wholly owned subsidiary of Mystic Holdings entered into Asset Purchase Agreement with the MediFarm I LLC (“Seller”), for the purchase of distribution facility located at Reno at the purchase price of $13.5 million. As per the agreement, the payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest. The closing of this purchase agreement is contingent upon obtainment of approval from state and local governmental authorities for the sale and transfer of Seller’s existing State licenses to Purchaser, as well as all associated State or County business licenses and permits. The operational control of the Reno distribution facility was not transferred until January 1, 2020. (See Note 24- “Subsequent Events”).

F-16

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 8: ACCOUNT PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

December 31,	2019	2018
Accounts Payable and Accrued Expenses	518,865	640,762
Interest Payable	326,535	62,907
	$845,400	$703,669

The accounts payable and accrued expenses consists of trade payables arising from company’s normal course of business.

NOTE 9: PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

December 31,	2019	2018
Furniture and Equipment	864,356	640,510
Leasehold Improvements	4,454,418	3,562,856
Vehicle	9,000	-
Computer Hardware and Software	68,310	-
Subtotal	5,396,084	4,203,366

Accumulated Depreciation	(913,178)	(551,223)
Net Total	$4,482,906	$3,652,142

Depreciation expense for the years ended December 31, 2019 and 2018 was $361,944 and $305,780, respectively.

F-17

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 10: RELATED PARTIES

From time to time the Company is involved in transactions with related parties. The Company had the following balances due from (to) related parties as of December 31:

December 31,	2019	2018
Convenient Labor, LLC	-	(430,449)
Dal Taro Holding II, LLC	35,819	(169,145)
Employees4Hire, LLC	(691,950)	(199,916)
Green Wagon Holding, LLC	586,797	50,000
Ketores Holdings, LLC	(1,610,000)	(1,500,000)
Panaroma Crest, LLC	(149,450)	(149,450)
Barracco Realty, LLC	(3,000)	-
Related Individual	(35,050)	(415,050)
	(1,866,834)	$(2,814,010)

Convenient Labor, LLC and Employees4Hire, LLC are owned by related parties of the Company and are used to lease employees to the Company. The balances due to these related entities as of December 31, 2019 and 2018 are due on demand and bear no interest. The total cost of employees leased from these related entities for the years ended December 31, 2019 and 2018 was $2,681,059 and $1,883,517, respectively, and is included on the accompanying statements of income under the caption “Cost of Goods Sold”.

Dal Toro Holdings II, LLC is one of the stockholders of the Company. The balances due to this related entity as of December 31, 2019 and 2018 are due on demand and bear no interest.

Green Wagon Holdings, LLC is an entity that shares common ownership with the Company and leases building space to the Company on a month to month basis as further explained in Note 8. The balances due (to) from this related entity as of December 31, 2019 and 2018 are due on demand and bear no interest.

Ketores Holdings, LLC is one of the stockholders of the Company. The balances due to this related entity as of December 31, 2019 and 2018 are due on demand and bear no interest.

Panorama Crest, LLC is one of the stockholders of the Company. The balances due to this related entity as of December 31, 2019 and 2019 are due on demand and bear no interest.

Related individual is a family member of one of the stockholders of the Company. The balances due to the related individual as of December 31, 2019 and 2018 began bearing interest in September 2018 at 10% per annum, with a maturity date of December 31, 2019.

See Note 14 for disclosure of a consulting agreement with a former stockholder.

F-18

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 11: CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base. Also, the credit term determines the amount of receivables along with the concentration of customers determining single purchasers on credit.

As new legal enterprises, marijuana growers, distributors and dispensaries need financial services like those required by other businesses. But local banks and credit unions in many jurisdictions are still subject to laws prohibiting the offering of business accounts and services to organizations involved in cannabis production and distribution. At the federal level, U.S. law still forbids commerce in marijuana. While the U.S. Department of Justice has indicated that it will defer to the legislative intent of individual states regarding legalization, overlapping federal and state banking laws still present real risk management uncertainties for financial organizations.

Furthermore, only about one in 30 banks or credit unions in the U.S. currently accepts marijuana-related businesses as clients. Those providing services often require much higher servicing and transaction fees to offset complicated and strict reporting requirements.

NOTE 12: BUSINESS RISK

The Company’s primary business, cultivation and production of medical cannabis and recreational cannabis, is heavily regulated state levels although remains illegal at the federal level in the United States. While the Company is unable to predict what regulatory changes may occur or the impact on the Company of any particular change, the Company’s operations and financial results could be negatively affected. Further, the Company operates in a highly regulated industry, which may limit the Company’s ability to price its services at levels that the Company believes appropriate. These competitive factors may adversely affect the Company’s financial results.

F-19

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 13: SHORT-TERM DEBT

Short-term debt consists of the following as of December 31:

	2019	2018
Note Payable to Grass is Greener, LLC,upon receiving financing for the acquisition of Blum and completion of .80 financing round or 6 months from issuing note whichever comes first bearing interest at 12% per annum, with an option of conversion to shares in .80 financing round, unsecured.	200,000	-

Note Payable to Qualcan Canada, which shall be converted into Qualcan Canada common voting shares at $0.05 per share, for 14,000,000 common shares upon closing of acquisitions of Blum Dispensaries, and is being presented as due on demand and bearing no interest until the completion of closing, unsecured.	517,437	-

Note Payable to Medifarm LLC, on closing of purchase agreement entered, due within 12 months from issued date bearing interest at 5% per annum, secured.	2,800,000	-

Balance Payable to Medifarm LLC, on closing of purchase agreement entered, is being presented as due on demand, bearing no interest.	1,941,410

Total Short-term Notes Payable	$5,458,847	-

NOTE 14: LONG-TERM DEBT

Long-term debt consists of the following as of December 31:

	2019	2018
Note Payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached, unsecured.	300,000	$300,000

Note Payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached, unsecured.	600,000	600,000

Note Payable to a business, which is in dispute, as terms of contract with an option to convert the debt into 27 shares of common stock.	-	100,000

Total Long-term debt	900,000	1,000,000
Less: current maturities	(900,000)	(900,000)
Long-Tem Debt	-	$100,000

F-20

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 15: DEBENTURES

The principal amount under the debentures is convertible into shares of our common stock at any time at the option of the holder; provided, that, if on or before the maturity date, the Canadian Public Offering is consummated, 100% of the outstanding principal amount of the debentures will be automatically converted into common shares of Qualcan Canada. The conversion price of the debentures issued in the First 2019 Private Placement is C$0.30 ($0.23) per share and the conversion price of the debentures issued in the Second 2019 Private Placement is C$0.80 ($0.60) per share. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The principal amount and accrued interest under the debentures are payable by us upon the earlier to occur of the closing of the Canadian Public Offering or 12 months after the date of issuance. The debentures bear interest at an annual cumulative rate of 8.0%, due and payable in cash on the maturity date.

In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the debentures will receive, in preference to any distribution of any of our assets to the holders of any of our other debt securities or credit facilities, an amount equal to the unpaid and unconverted principal amount of their debentures and any accrued and unpaid interest on the debentures. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of debentures held by the holders (together with the holders of the debentures issued in the Second Mystic Financing) if the available assets are not sufficient to repay the debentures. The debentures are unsecured, general obligations of our company. The debentures are not be redeemable by us or subject to voluntary prepayment prior to maturity.

The carrying value of the Debentures, as of December 31, 2019 and 2018, are $7,392,240 and $100,000 respectively. The company accrued interest of $167,577 and $0 for year 2019 and 2018 respectively.

NOTE 16: COMMITMENTS AND CONTINGENCIES

In October 2017, the Company entered into a consultation agreement with Western Desert Holdings, LLC, and a former stockholder. Under the terms of this agreement, the Company incurred consulting expenses of $270,000 and $180,000 for the years ended December 31, 2019 and 2018, respectively, which is included on the accompanying statements of income under the caption “Professional fees”. Future consulting expenses to be incurred by the Company in accordance with this agreement are estimated to be $360,000 and $60,000 for the years ended December 31, 2020 and 2021, respectively.

Uncertain Tax Position

The Company follows the FASB Accounting Standards Codification, which provides guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2019 and 2018, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the Company’s financial statements. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the financial statements. No interest and penalties were recorded during the years ended December 31, 2019 and 2018. Generally, the tax years before 2016 are no longer subject to examination by federal, state or local taxing authorities.

Litigation

The Company is involved, from time to time, in disputes and claims incidental to the conduct of its business. The company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. Based upon present information, the company determined that there was no matters that required an accrual as of December 31, 2019 nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

On December 8, 2016, Rauch Organics LLC (“Rauch”) filed a lawsuit in the Eighth Judicial District Court in and for Clark County, Nevada against the company, certain of its subsidiaries and affiliates, and certain related members alleging, among other things, that the company and its affiliates breached the various agreements under which Rauch has not received monies due and owing pursuant to those agreements. Furth more, Rauch alleged that members of the company induced Rauch to enter into various agreements through false or fraudulent misrepresentations. Rauch Plaintiffs, were seeking, among other things, issuance of up to 5% equity interest in the company based upon its loan of $600,000 to the company pursuant to an Agreement for Transfer of Membership Interests dated December 23, 2015. The company denied the allegations of Plaintiff and Qualcan has filed a Counterclaim against Plaintiff and certain companies affiliated with Plaintiff. Qualcan alleged that Plaintiff breached the various agreements, violated its fiduciary duties owed to Qualcan and converted Qualcan’s property by wrongfully destroying certain cannabis corps at or near the time the agreements were terminated. The case is currently scheduled for Trial on August 31, 2020. It is not certain that the trial will proceed on that date. The parties are currently discussing settlement.

F-21

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 17: RESTATEMENT OF FINANCIAL RESULTS

The company’s Board of Directors authorize a 14,350-for-1 split of Mystic common stock on September 8, 2019, to increase the number of authorized shares of Mystic Common Stock to 143,501,400 shares from 10,000 shares. (See Note 21 - “Stock Split”). The originally issued financial report failed to show the retroactive effect of stock split on the financial statements. Accordingly, the Company has restated its previously reported consolidated financial statements as at and for the years ended December 31, 2019 and 2018 and all related disclosures. As a result of stock split, the number of authorized shares and the par value of common stock have been restated in balance sheet. The stock split did not effect on the valuation or principal balance of short-term debt, long-term debt and convertible debentures.

The stock options (See Note 22 –“Stock Option”) authorized on September 30, 2019 did not have effect on the financial statements.

Upon the adoption of ASC Topic 606 (See Note 3 - “Summary of Significant Accounting Policies: Revenue Recognition”), the company has determined that no correction was required on the previously issued financial statements. The re-adjusted financial statements are presented below along with the originally issued financial statements.

CONSOLIDATED BALANCE SHEETS

	December 31, 2019			December 31, 2018
	$	$	$	$	$	$
	As restated	As	Restatement	As restated	As	Restatement
		Previously			Previously
		Reported			Reported
ASSETS
Current Assets:
Cash	247,926	247,926	-	17,115	17,115	-
Accounts receivable, net	261,425	261,425	-	54,419	54,419	-
Note receivable	-	-	-	145,000	145,000	-
Inventory	1,293,356	1,293,356	-	777,510	777,510	-
Total Current Assets	1,802,707	1,802,707	-	994,044	994,044	-
						-
Property, Equipment and Leasehold Improvements, Net	4,482,906	4,482,906	-	3,652,142	3,652,142	-
Intangible assets, net	6,220,375	6,220,375		-	-	-
Goodwill	2,124,673	2,124,673		-	-	-
Other Assets	122,625	122,625	-	116,100	116,100	-
TOTAL ASSETS	$14,753,285	$14,753,285	$-	$4,762,285	$4,762,285	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	845,400	845,400	-	703,669	703,669	-
Due to related parties, net	1,866,835	1,866,835	-	2,864,010	2,864,010	-
Convertible Notes Payable	717,437	717,437		-	-
Non-Convertible Notes Payable	4,741,410	4,741,410		-	-
Current Maturities of Long Tem Debt	900,000	900,000	-	900,000	900,000	-
Total Current Liabilities	9,071,082	9,071,082	-	4,467,680	4,467,680	-
						-
Convertible Debt	7,392,240	7,392,240	-	100,000	100,000	-
Total Liabilities	16,463,322	16,463,322	-	4,567,680	4,567,680	-

Stockholders’ Equity:
Common stock, $0.0001036 par value;143,501,400 shares authorized
70,000,000 shares issued and 65,737,991 shares outstanding	7,253	7,253	-	7,226	7,226	-
Additional Paid in Capital	4,790,572	4,790,572	-	4,690,599	4,690,599	-
Less: Par Value of 34,081,583 shares of treasury stock	(2,375)	(2,375)	-	(2,375)	(2,375)	-
Accumulated Surplus (Deficit)	(6,505,487)	(6,505,487)	-	(4,500,845)	(4,500,845)	-
Total Members’ Equity	(1,710,037)	(1,710,037)	-	194,605	194,605	-
						-
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,753,285	$14,753,285	-	4,762,285	4,762,285	-

F-22

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 17: RESTATEMENT OF FINANCIAL RESULTS (Continued)

CONSOLIDATED STATEMENT OF INCOME

	December 31, 2019			December 31, 2018
	$	$	$	$	$	$
	As restated	As previously reported	Restatement	As restated	As previously reported	Restatement

REVENUE	4,462,624	4,462,624		$3,779,214	3,779,214	$-
			-
COST OF GOODS SOLD	4,312,106	4,312,106	-	4,205,436	4205436	$-
			-
GROSS PROFIT	$150,518	$150,518	$-	$(426,222)	$(426,222)	$-

OPERATING EXPENSES
Advertising	63,859	63,859	-	87,811	87811	$-
Depreciation	359,415	359,415	-	305,780	305780	$-
Amortization	63,703	63,703	-	-		$-
Selling, Office and Administration	1,470,742	1,470,742	-	1,149,880	1149880	$-
TOTAL OPERATING EXPENSES	$1,957,719	$1,957,719	-	$1,543,471	$1,543,471	-
			-
INCOME (LOSS) FROM OPERATIONS	$(1,807,201)	$(1,807,201)	$-	$(1,969,693)	$(1,969,693)	$-

OTHER INCOME (EXPENSES)
Interest Expense	(263,628)	(263,628)	-	-	-	$-
Miscellaneous Income	66,186	66186	-	1,454	1454	$-
TOTAL OTHER INCOME	(197,442)	(197,442)	-	1,454	1,454	-

NET INCOME BEFORE PROVISION FOR INCOME TAXES	(2,004,642)	(2,004,642)	-	(1,968,239)	(1,968,239)	$-

Provision for Income Taxes	-	-	-	22,228	22,228	$-

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$(2,004,642)	$(2,004,642)	$-	$(1,990,467)	$(1,990,467)	$-

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

	As at December 31, 2019			As at December 31, 2018
	$	$	$	$	$	$
	As restated	As previously reported	Restatement	As restated	As previously reported	Restatement

Shareholders’ Equity
Equity attributable to owners
Beginning Balance	194,605	194,605	-	2,185,072	2,185,072	-

Purchase of Treasury Stock	-	-	-	-	-	-
Issuance of Common Stock	100,000	100,000	-	-	-	-
Capital Contrbutions	-	-	-	-	-	-
Net Income (loss)	(2,004,642)	(2,004,642)	-	(1,990,467)	(1,990,467)	-
	(1,710,037)	(1,710,037)	-	194,605	194,605	-

F-23

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 17: RESTATEMENT OF FINANCIAL RESULTS (Continued)

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31, 2019			Year Ended December 31, 2018
	$	$	$	$	$	$
	As restated	As previously reported	Restatement	As restated	As previously reported	Restatement

Cash flows from Operating Activities
Net Profit/(Loss)	(2,004,642)	(2,004,642)	-	(1,990,467)	(1,990,467)	-
Adjustments to reconcile net loss to net cash			-			-
provided by (used in) Operations:			-			-
Depreciation and amortization	436,900	436,900	-	305,780	305,780	-
Change in Operating Assets and Liabilities:			-			-
Accounts Receivable	(207,006)	(207,006)	-	39,009	39,009	-
Other Receivables	145,000	145,000	-	253,158	253,158	-
Inventory	(515,847)	(515,847)	-	154,655	154,655	-
Employee Advance	(6,525)	(6,525)	-	-	-	-
Accounts payable and accrued expenses	141,730	141,730	-	509,349	509,349	-
Net cash provided from (used in) Operating activities	(2,010,390)	(2,010,390)	-	(728,517)	(728,517)	-

Cash flows from Investing activities
Acquisition of PP&E	(1,192,718)	(1,192,718)	-	(342,318)	(342,318)	-
Acquisition Closing Cost	-	-	-	(66,100)	(66,100)	-
Acquisition of Intangible Asset	(8,419,992)	(8,419,992)		-	0	-
Net cash provided from (used in) Investing activities	(9,612,710)	(9,612,710)	-	(408,418)	(408,418)	-

Cash flows from Financing activities
Cash paid for Intercompany Loan Balance	(997,177)	(997,177)	-	530,648	530,648.00	-
Loan received from unrelated party	717,437	717,437	-	-	-	-
Issuance of Debenture	7,292,240	7,292,240	-	-	-	-
Issuance of Notes Payable	4,741,410	4,741,410	-	-		-
Issuance of Common Stock	100,000	100,000	-	-	-	-
Net cash provided from (used in) Financing activities	11,853,910	11,853,910	-	530,648	530,648	-

Net Change in cash	230,810	230,810	-	(606,287)	(606,287)	-
Net Change in cash
Cash at beginning of period	17,115	17,115	-	623,402	623,402	-
Cash at end of period	247,926	247,926	-	17,115	17,115	-

F-24

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 18: LEASE AGREEMENTS

The Company leases building space from Green Wagon Holdings, LLC, and an entity sharing the same owners and ownership percentages as the Company, on a month to month basis. The Company has elected to apply the alternative accounting and disclosures for certain variable interest entities provided to private companies pursuant to generally accepted accounting principles as it related to the lease with Green Wagon Holdings, LLC.

As December 31, 2019, all lease payments have been paid off.

Total rent expense for the years ended December 31, 2019 and 2018 were $214,119 and $168,890, respectively.

NOTE 19: INTANGIBLE ASSETS AND GOODWILL

Goodwill

Goodwill arises from the purchase price for acquired businesses exceeding the fair value of tangible and intangible assets acquired less assumed liabilities.

Goodwill is reviewed annually for impairment or more frequently if impairment indicators arise. The Company conducts its annual goodwill impairmentassessment as of the last day of the third quarter, or more frequently under certain circumstances. For the purpose of the goodwill impairment assessment,the Company has the option to perform a qualitative assessment (commonly referred to as “step zero”) to determine whether further quantitative analysis for impairment of goodwill or indefinite-lived intangible assets is necessary or a quantitative assessment (“step one”) where the Company estimates the fair value of each reporting unit using a discounted cash flow method (income approach). Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment.

The balance of goodwill at December 31, 2019 and 2018 was $2.1 million and $0 million, respectively and was attributed to the Cannabis reportable segment.

The table below summarizes the changes in the carrying amount of goodwill:

Goodwill

Balance, December 31, 2018	-
Goodwill acquired during 2019	2,124,673
Accumulated impairment loss	-
Balance, December 31, 2019	$2,124,673

The Company completed a preliminary step one assessment as of November 1, 2019 and concluded no adjustment to the carrying value of goodwill was required. The results of the Company’s 2019 goodwill impairment assessments indicated that no other goodwill impairment existed.

Intangible Assets, Net

Intangible assets consisted of the following as of December 31, 2019 and 2018:

	December 31, 2019
	Estimated Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Dispensary Licenses	14	6,295,319	74,944	6,220,375
Subtotal		6,295,319	74,944	6,220,375

Total Intangible Assets, Net		6,295,319	74,944	6,220,375

December 31, 2018
	Estimated Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Dispensary Licenses
Subtotal		-	-	-

Total Intangible Assets, Net		-	-	-

The Company recorded amortization expense of $82,340 and $0 for the years ended December 31, 2019 and 2018, respectively. Based solely on the amortizable intangible assets recorded at December 31, 2019, the Company estimates amortization expense for the next five years to be as follows:

	Year Ending December 31,
	2020	2021	2022	2023	2024 and thereafter	Total
Amortization Expense	$449,666	$449,666	$449,666	$449,666	$4,421,712	$6,220,375

Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors or changes.

F-25

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 20: GOING CONCERN

The production and distribution of marijuana is considered federally illegal. Because of this, there is risk concerning the current future of businesses operating in this industry due to the political environment.

The Company sustained net operating losses of $(2,004,642) and $(1,990,467) for the years ended December 31, 2019 and 2018, respectively. The Company also had a working capital deficit of $(7,268,374) and $(3,473,637) for the years ended December 31, 2019 and 2018, respectively, therefore indicating an adverse effect in the Company’s ability to continue as a going concern.

Managements plans to address the going concern is to seek out additional investors, provide additional loans and capital contributions to the Company from current stockholders, and acquire distribution facilities to increase gross profit margins. Management entered into assets purchase agreement to acquire distribution facilities subsequent to balance sheet date. See Note 24 – “Subsequent Events”.

The ability to continue as a going concern is dependent upon the success of these actions as well as continued favorable treatment as it relates to federal laws and regulations. There can be no assurance the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 21: STOCK SPLIT

On September 8, 2019, Mystic Holdings, Inc. Board of Directors authorized a 14,350-for-1 split of Mystic common stock, to increase the number of authorized shares of Mystic Common Stock to 143,501,400 shares from 10,000 shares. The effective date of the Stock Split was September 10, 2020. Upon the effectiveness of the Stock Split, the Company’s issued and outstanding shares of common stock increased from approximately 4,581 shares to approximately 65.7 million shares of common stock, all with a par value of $0.0001036. Fractional shares resulting from the Stock Split were rounded up to the next whole number. All share and earnings per share information have been retroactively adjusted to reflect the stock split and the incremental par value of the newly issued shares was recorded with the offset to additional paid-in capital.

NOTE 22: STOCK OPTION

Performance Incentive Plan

In September 2019, the shareholders approved the Company’s 2019 Performance Stock Option (the “Stock Option”). Under the terms of the Incentive Plan, up to 13,000,000 shares of common stock may be granted. The Stock Option is administered by the Compensation Committee which is appointed by the Board of Directors. The Committee determines which key employee, officer or director on the regular payroll of the Company, or outside consultants shall receive stock options. Granted options are exercisable after two years from the date of grant in accordance with the terms of the grant up to five years after the date of the grant. The exercise price of any incentive stock option or nonqualified option granted under the Incentive Plan may not be less than 100% of the fair market value of the shares of common stock of the Company at the time of the grant.

Options:

The following options were issued to employees and non-employee Board of Directors and consultants in accordance with the Company’s Performance Incentive Plan. However, they may not be outstanding at each year end.

Grant Date	Number of Options	Exercise Price	Expiration Term

30-Sep-19	4,000,000	0.30	5 years
30-Sep-19	8,863,500	0.80	5 years
30-Sep-19	70,000	1.00	5 years

At December 31, 20l9, the Company has shares of common stock reserved for issuance of these options and for options granted previously.

Activity in stock options, including those outside the Performance Incentive Plan, for year-end December 31, 2019, is summarized as follows:

	Shares Under Options	Average Exercise Price

Balance, December 31, 2018	-	-
Options Granted	12,933,500	0.65
Options Exercised	-	-
Options Cancelled/Expired	-	-
Balance, December 31, 2019	12,933,500	0.65

All of the options listed in the above table have no intrinsic value, as their exercise prices are all in excess of the market value of the Company’s common stock as of December 31, 20 l 9.

F-26

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO RESTATED CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

NOTE 23: RECENT ACCOUNTING GUIDANCE

In December 2019, the FASB issued an accounting standard updates that eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In February 2016, the FASB issued an accounting standards update that sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. The updates becomes effective in the last quarter of 2020, but early adoption is permitted. The Company is currently evaluating this update on its financial position and results of operations.

In June 2016, the FASB issued Accounting Standard Update No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with a forward-looking expected credit loss model which will result in earlier recognition of credit losses. The standard will be effective for us in the last quarter of 2020, but early adoption is permitted. The Company is currently evaluating this update on its financial position and results of operations.

In January 2017, the FASB issued Accounting standard Update No. 2017-04, “Intangibles- Goodwill and Others”, which simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. As early adoption is permitted, the company adopted ASU 2017-04 on November 1, 2019. Adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

NOTE 24: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through December 1, 2020 the date these financial statements were issued.

On January 1, 2020, Picksy Reno, LLC (‘Picksy”), a wholly owned subsidiary of Mystic Holdings Inc., entered into a Management Services Agreement with MediFarm I LLC, an unaffiliated third party, to take all management responsibilities of the MediFarm I LLC’s dispensary located at 1085 S Virginia Street, Reno, NV. In consideration of the services performed, the company will be entitled to 85% of the future net profits of the Reno Dispensary. In the event of a loss, the company will be responsible for all future shortfalls. MediFarm’s 15% interest in the future net income of the Reno Dispensary will be applied to the selling price of related asset sale, which as of the time of our report was pending regulatory approval.

On October 22, 2020, in reference to Asset Purchase agreement dated on August 19, 2019 between MediFarm I LLC (the “Seller”) and Picksy Reno LLC (the “Purchaser”), the parties entered into an agreement pursuant to which Terra Tech Corp. (“Terra Tech”), Seller’s parent corporation, elected to substitute the cash portion of adjusted Purchase Price of $8,332,096 for 8,332,096 shares of Mystic (Purchaser parent corporation) common stock. Mystic shall issue certificate representing the shares to Terra Tech within two business days after the approval of Nevada Cannabis Compliance Board (the “CCB”).

Subsequent to the year-end, there was a global outbreak of novel coronavirus known as COVID-19, which had a significant impact on business through the restrictions imposed by federal, state and local authorities regarding business operations, travel and isolation/quarantine orders. The company has determined that these events are non-adjusting subsequent events. Accordingly, the financial position and results of operations as of and for the year ended December 31, 2019 have not been adjusted to reflect their impact. The extent of the effect of the COVID-19 pandemic on the company is uncertain; however, thus far, business has not been significantly impacted.

In March 2020, the company received qualification from the US Securities and Exchange commission to proceed with the offering. The company continued a securities offering started in 2020 where company offered up to 50 million shares of common Stock in a securities offering exempt from SEC registration under Regulation A, tier 2. The Company engaged with various advisors and other professionals to facilitate the offering who were paid customary fees and equity interests for their work.

On September 12, 2020, the Company filed a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to effect a stock split of its outstanding and authorized shares of common stock at a ratio of 14,350 to 1 (the “Stock Split”). The Stock Split was approved by the board of directors of the Company.

As a result of the Stock Split, the number of the Company’s authorized shares of common stock was increased from 10,000 to 143,501,400 shares. The effective date of the Stock Split was September 10, 2020. Upon the effectiveness of the Stock Split, the Company’s issued and outstanding shares of common stock increased from approximately 4,581 shares to approximately 65.7 million shares of common stock, all with a par value of $0.000103. Fractional shares resulting from the Stock Split were rounded up to the next whole number.

F-27

MYSTIC HOLDINGS, INC. AND AFFILIATES

SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31, 2019 & 2018

INDEPENDENT AUDITOR’S REPORT
ON SUPPLEMENTAL INFORMATION

To the Board of Director(s) of
Mystic Holdings, Inc. and Affiliates

We have audited the financial statements of Mystic Holdings, Inc. and Affiliates, as of and for the period ended December 31, 2019 and 2018, and our report thereon dated December 1, 2020, which expressed an unmodified opinion on those financial statements, appears on page F-2. Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Garden City, New York
December 1, 2020

F-28

MYSTIC HOLDINGS, INC. AND AFFILIATES

SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31, 2019 & 2018

SUPPLEMENTAL INFORMATION

CONSOLIDATED OPERATING EXPENSES

	For the Years Ended December 31,
SELLING, OFFICE AND ADMINISTRATIVE:	2019	2018
Auto & Travel Expense	42,380	36,289
Bank Fees	2,753	3,901
Charitable Contributions	15,977	18,878
Insurance	66,111	55,113
Meals and Entertainment	15,294	11,670
Miscellaneous	9,707	8,569
Office Supplies	17,846	11,479
Postage and Shipping	1,494	1,375
Professional Fees	373,308	244,596
Rent	16,757	13,217
Repairs and Maintenance	40,332	135,645
Safety & Security	83,003	94,318
Taxes, License, Permits and Fees	751,918	476,936
Uniforms	9,351	7,532
Utilities	24,512	30,363
	$1,470,742	$1,149,880

F-29

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2020 (UNAUDITED) AND DECEMBER 31, 2019 (*)

	As of June 30,2020 (Unaudited)	As of December 31, 2019 (*)
ASSETS
Current Assets:
Cash	1,333,502	247,926
Accounts receivable, net	87,830	261,425
Other Receivable	3,111,359	-
Inventory	1,808,314	1,293,356
Total Current Assets	6,341,005	1,802,707

Property, Equipment and Leasehold Improvements, Net	4,403,631	4,482,906
Intangible assets, net	15,828,254	6,220,375
Goodwill	4,788,629	2,124,673
Other Assets	124,425	122,625
TOTAL ASSETS	$31,485,944	$14,753,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	2,080,175	845,400
Regulation A Subscription	4,205,744	-
Due to related parties, net	1,721,086	1,866,835
Convertible Notes Payable	717,437	717,437
Non-Convertible Notes Payable	17,133,266	4,741,410
Current Maturities of Long Tem Debt	900,000	900,000
Total Current Liabilities	26,757,708	9,071,082

Convertible Debentures	7,434,018	7,392,240
Total Liabilities	34,191,726	16,463,322

Stockholders’ Equity:
Common stock, $0.0001036 par value;143,501,400 shares authorized, 70,000,000 shares issued and 65,737,991 shares outstanding	7,253	7,253
Additional Paid in Capital	4,790,572	4,790,572
Less: Par Value of 2,375 shares of treasury stock	(2,375)	(2,375)
Accumulated Surplus (Deficit)	(7,501,231)	(6,505,487)
Total Members’ Equity	(2,705,781)	(1,710,037)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$31,485,944	14,753,285

* Derived from audited financial statements

F-30

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019 (UNAUDITED)

	For the Six Months Ended
	June 30,
	2020 (Unaudited)	2019 (Unaudited)

REVENUE	5,617,446	2,072,485

COST OF GOODS SOLD	3,258,713	1,732,993

GROSS PROFIT	$2,358,733	$339,492

OPERATING EXPENSES
Advertising	70,635	3,688
Bad Debt Expense	-	91,500
Depreciation	262,724	159,444
Amortization	589,007	-
Selling, Office and Administration	1,998,478	1,004,203
TOTAL OPERATING EXPENSES	2,920,844	1,258,835

INCOME (LOSS) FROM OPERATIONS	$(562,111)	$(919,343)

OTHER INCOME (EXPENSES)
Interest Expense	(437,740)	-
Miscellaneous Income	4,108	23,798
TOTAL OTHER INCOME	(433,632)	23,798

NET INCOME BEFORE PROVISION FOR INCOME TAXES	(995,744)	(895,545)

Provision for Income Taxes	-	-

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$(995,744)	$(895,545)

F-31

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019 (UNAUDITED)

Six Months Ended June 30, 2020 (Unaudited)
			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated	Total
	Shares	Amount	Capital	Shares	Amount	Equity	Deficiency
Balance, January 1, 2020	70,000,000	7,253	$4,790,572	(34,081,583)	$(2,375)	$(6,505,487)	$(1,710,037)

Net Income	-	-	-	-	-	(995,744)	(995,744)

Balance, June 30, 2020	70,000,000	7,253	4,790,572	(34,081,583)	(2,375)	(7,501,231)	(2,705,781)

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated	Total
	Shares	Amount	Capital	Shares	Amount	Equity	Deficiency
Balance, January 1, 2019	7,226	7,226	$4,690,599	$(2,375)	$(2,375)	$(4,500,845)	$194,605

Net Income	-	-	-	-	-	(895,545)	(895,545)

Balance, June 30, 2019	7,226	7,226	4,690,599	(2,375)	(2,375)	(5,396,390)	(700,940)

F-32

MYSTIC HOLDINGS, INC. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019 (UNAUDITED)

	For the Six Months Ended June 30, 2020 (Unaudited)	For the Six Months Ended June 30, 2019 (Unaudited)

Cash flows from Operating Activities
Net Profit/(Loss)	(995,744)	(895,545)
Adjustments to reconcile net loss to net cash provided by (used in) Operations:
Amortization and Depreciation	851,730	159,444
Bad Debt Expense	-	91,500
Change in Operating Assets and Liabilities:
Accounts Receivable	173,595	(231,262)
Other Receivables	(3,111,359)	(1,525)
Inventory	(514,958)	(40,000)
Employee Advance	(1,800)	-
Accounts payable and accrued expenses	1,234,775	220,461
Net cash provided from (used in) Operating activities	(2,363,761)	(696,927)

Cash flows from Investing activities
Acquisition of PP&E	(183,450)	-
Acquisition of Intangible Asset	(12,860,842)	-
Net cash provided from (used in) Investing activities	(13,044,292)	-

Cash flows from Financing activities
Cash paid for Related Party Loan Balance	(145,749)	272,378
Proceeds from Debt Borrowing	-	1,409,105
Issuance of Debenture	41,778	-
Issuance of Notes Payable	12,391,856	-
Subscription of Shares	4,205,744	-
Net cash provided from (used in) Financing activities	16,493,629	1,681,483

Net Change in cash	1,085,577	984,556
Net Change in cash classified within current assets held for sale
Cash at beginning of period	247,926	17,115
Cash at end of period	$1,333,502	$1,001,671

F-33

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

Mystic Holdings, Inc. is a holding company which, through its wholly-owned subsidiaries, is engaged in the cannabis industry in the State of Nevada. Since obtaining Nevada wholesale licenses for the cultivation and production of medical cannabis in 2014 and recreational cannabis in 2016, Qualcan, LLC, the wholly owned operating subsidiary (“Qualcan”), has constructed and has recently begun operating a highly efficient, state-of-the-art 24,000 square foot cannabis cultivation and production facility with the capacity to produce as much as 600 pounds of sellable cannabis per month utilizing the latest concepts in agronomic farming practices and sustainable technologies. Qualcan’s facility adheres to best practices in quality control standards and regulatory compliance that are believed to be as good as or better than those used throughout the cannabis industry. Qualcan currently wholesales its products, which include cannabis flowers, edibles and concentrates, under the trademark “Qualcan” to state-licensed dispensaries utilizing METRC, a state-mandated tracking system. The company has recently entered into asset purchase agreements to add a future retail dispensary component to its operations in Las Vegas and Reno, Nevada. The Company operates a state licensed medical and recreational marijuana cultivation and production facility. The Company wholesales its products, which include flowers, edibles and concentrates, to state licensed dispensaries utilizing METRC, a state mandated tracking system under the mark “Qualcan”. All sales, deliveries and SKU’s are tracked through the METRC system.

Looking ahead, the company has prepared a strategic plan to extend the Nevada footprint by becoming a vertically integrated company providing medical and recreational cannabis cultivation and production, and retail dispensary operations for high quality marijuana and marijuana consumer products. The company also intends to expand our wholesale operations to capture expected retail demand for the cultivation and production activities, including from its own retail locations that the company plans to build (and license) or acquire. A key element of the company’s strategic plan is to make acquisitions of or investments in complementary businesses, products and technologies in the cannabis industry.

The consolidated accounts of the Company include the accounts of Mystic Holdings, Inc., Qualcan, LLC, Picksy LLC and Wagon Trail 4145, LLC., Picksy Reno LLC, Baked Goods LLC, and Tinkbell LLC, are owned 100% by Mystic Holdings, Inc. All significant intercompany accounts have been eliminated in consolidation.

NOTE 2: BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of Mystic Holdings Inc. and affiliates (collectively “Mystic Holdings” or the “Company”). The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

We conduct business through a variety of corporate structures, including subsidiaries, variable interest entity (VIE) and primary beneficiary. Subsidiaries are those where we exercise control through 100% ownership, VIE are those where we have controlling interest despite not having a majority of voting rights and primary beneficiary are those where we retain the authority to direct the activities. All of the assets, liabilities, revenues and expenses of our subsidiaries, VIE and primary beneficiary are included in our consolidated financial statements. All significant intercompany transactions and balances are eliminated.

F-34

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Revenue Recognition

Effective January 1, 2018, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. Under this method, the Company recorded the cumulative effect of initially applying the new standard to all contracts as of the date of adoption.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows. Under the new standard, the Company recognizes a sale as follows.

Cannabis Dispensary, Cultivation and Production

The Company recognizes revenue from manufacturing and distribution product sales when our customers obtain control of our products. Revenue from our retail dispensaries is recorded at the time customers take possession of the product. Revenue from our retail dispensaries is recognized net of discounts, promotional adjustments and returns. We collect taxes on certain revenue transactions to be remitted to governmental authorities, which may include sales, excise and local taxes. These taxes are not included in the transaction price and are, therefore, excluded from revenue. Upon purchase, the Company has no further performance obligations and collection is assured as sales are paid for at time of purchase.

Revenue related to distribution customers is recorded when the customer is determined to have taken control of the product. This determination is based on the customer specific terms of the arrangement and gives consideration to factors including, but not limited to, whether the customer has an unconditional obligation to pay, whether a time period or event is specified in the arrangement and whether the Company can mandate the return or transfer of the products. Revenue is recorded net of taxes collected from customers that are remitted to governmental authorities with collected taxes recorded as current liabilities until remitted to the relevant government authority.

Disaggregation of Revenue

The company generated revenue through its Cannabis Dispensary, cultivation and Production line. The Company operates in one reportable segments, cultivation operation.

Contract Balances

Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC Topic 606.

Contract Estimates and Judgments

The Company’s revenues accounted for under ASC Topic 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

Leases

The Company leases facilities, equipment and vehicles under capital and operating leases. The commencement date of all leases is the earlier of the date that the Company becomes legally obligated to remit rent payments or the date that the Company exercises control over the use of the property. In addition to minimum rental payments, certain leases provide for contingent rentals based upon equipment usage. Rent expense associated with contingent rentals are recorded as incurred. The related rent expense is recorded on a straight line basis over the lease term. The cumulative excess of rent payments over rent expense, if any, is accounted for as a deferred lease asset and recorded in “Other Assets”. The cumulative excess of rent expense over rent payments, if any, is accounted for as deferred lease obligation. Leasehold improvements associated with assets utilized under capital or operating leases are amortized over the shorter of the assets useful life or the lease term.

F-35

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit histories with customers and their current financial conditions. Uncollectible trade accounts receivable are written off based on individual credit evaluation and specific circumstances of the customer. Trade accounts receivable are reported net of an allowance for doubtful accounts.

Credit is granted to the Company’s customers; consequently, its ability to collect the amounts due from their respective customers is affected by economic fluctuations in the respective industries.

The Company allows for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Bad debt recoveries are charged against the allowance account as realized.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses include advertising, insurance, and service or other contracts requiring up-front payments.

Cost of Goods Sold

Cost of goods sold includes the costs indirectly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as packaging and other supplies, fees for services and processing, other expenses for services, and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

Valuation of Inventory

Inventory is valued at the lower of actual cost, as determined using the first-in, first-out (“FIFO”) method of accounting, or its net realizable value. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods.

F-36

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Values Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been categorized based upon a fair value hierarchy. Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Level 2 inputs are based on other observable market data, such as quoted prices for similar assets and liabilities, and inputs other than quoted prices that are observable, such as interest rates and yield curves. Level 3 inputs are developed from unobservable data reflecting our own assumptions, and include situations where there is little or no market activity for the asset or liability.

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, including property, plant, and equipment, goodwill and intangible assets. These assets are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment. A general description of the valuation methodologies used for assets and liabilities measured at fair value, including the general classification of such assets and liabilities pursuant to the valuation hierarchy, is included in each footnote with fair value measurements presented.

The Company’s financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable approximate their fair values based upon their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s, short-term marketable securities, were determined based on “Level 1” inputs. The Company does not have any financial instruments in the “Level 2” and “Level 3” category. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

There have been no changes in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the periods ended June 30, 2020 and December 31, 2019.

FASB ASC 825-10 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825-10 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values. Investment securities which consist of marketable securities - Fair values for investment securities are based on quoted market prices, where available.

F-37

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a policy of capitalizing purchases over $5,000. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

The Company reviews long lived assets for impairment when circumstances indicate the carrying value of an asset may not be recoverable based upon the undiscounted future cash flows of the asset. If the carrying value of the asset is determined not to be recoverable, a write down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals as appropriate. We review long lived assets for impairment at the individual asset or asset group level for which the lowest level of independent cash flows can be identified.

Depreciation is provided for financial reporting purposes utilizing both the accelerated and straight-line methods over the estimated useful lives of the assets, which are as follows:

Machinery and Equipment	3-5 years
Furniture and Fixtures	5-7 years
Software	3 years

Goodwill

Goodwill is the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business combination. In accordance with ASC 350, “Intangibles—Goodwill and Other, “goodwill and other intangible assets with indefinite lives are no longer subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.

The Company reviews the goodwill allocated to each of our reporting units for possible impairment annually as of first day of the fourth quarter each fiscal year and whenever events or changes in circumstances indicate carrying amount may not be recoverable. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount, including goodwill, to the estimated fair value of the reporting unit.

The carrying amount of each reporting unit is determined based upon the assignment of our assets and liabilities, including existing goodwill and other intangible assets, to the identified reporting units. Where an acquisition benefits only one reporting unit, the Company allocates, as of the acquisition date, all goodwill for that acquisition to the reporting unit that will benefit. Where the Company has had an acquisition that benefited more than one reporting unit, The Company has assigned the goodwill to our reporting units as of the acquisition date such that the goodwill assigned to a reporting unit is the excess of the fair value of the acquired business, or portion thereof, to be included in that reporting unit over the fair value of the individual assets acquired and liabilities assumed that are assigned to the reporting unit.

If the carrying amount of a reporting unit is in excess or its fair value, the Company recognizes an impairment charge equal to the amount in excess.

F-38

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets continue to be subject to amortization, and any impairment is determined in accordance with ASC 360, “Property, Plant, and Equipment, “intangible assets are stated at historical cost and amortized over their estimated useful lives. The Company uses a straight-line method of amortization, unless a method that better reflects the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up can be reliably determined. The approximate useful lives for amortization of our intangible assets are as follows:

Dispensary Licenses	14 Years

The Company reviews intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that may indicate impairment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, a product recall, or an adverse action or assessment by a regulator. If an impairment indicator exists, we test the intangible asset for recoverability. For purposes of the recoverability test, we group our amortizable intangible assets with other assets and liabilities at the lowest level of identifiable cash flows if the intangible asset does not generate cash flows independent of other assets and liabilities. If the carrying value of the intangible asset (asset group) exceeds the undiscounted cash flows expected to result from the use and eventual disposition of the intangible asset (asset group), the Company will write the carrying value down to the fair value in the period identified.

The Company calculates fair value of our intangible assets as the present value of estimated future cash flows the Company expects to generate from the asset using a risk-adjusted discount rate. In determining our estimated future cash flows associated with our intangible assets, the Company uses estimates and assumptions about future revenue contributions, cost structures and remaining useful lives of the asset (asset group).

Intangible assets that have indefinite useful lives are tested annually for impairment and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount of the asset group exceeds its fair value.

Other Assets

Other assets comprises primarily of deposits for the purchase of real property and security deposits for leased properties in Nevada. The deposits for the purchase of real property are reclassified to Property and Equipment once the purchase is final.

Business Combinations

The Company accounts for its business acquisitions in accordance with ASC 805-10, “Business Combinations.” The Company allocates the total cost of the acquisition to the underlying net assets based on their respective estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to the intangible assets acquired. These determinations involve significant estimates and assumptions regarding multiple, highly subjective variables, including those with respect to future cash flows, discount rates, asset lives, and the use of different valuation models, and therefore require considerable judgment. The Company’s estimates and assumptions are based, in part, on the availability of listed market prices or other transparent market data. These determinations affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes to be reasonable but are inherently uncertain.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes are accounted for on an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are provided if it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires an estimate and measure the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts due to the probability of various possible outcomes. The Company reevaluates uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an additional charge to the tax provision.

A valuation allowance was taken by the Company as it believes there is no sufficient positive evidence to support its conclusion not to record a valuation allowance. Management believes that there can be no assurance that the Company will generate taxable income or that all of its timing differences between tax and financial reporting will be utilized.

Tax Cuts and Job Act. The Tax Cuts and Jobs Act was enacted in December 2018. Among other things, the new law (i) establishes a new, flat corporate federal statutory income tax rate of 21%, (ii) eliminates the corporate alternative minimum tax and allows the use of such carryforwards to offset regular tax liability for any taxable year, (iii) limits the deduction for net interest expense incurred by U.S. corporations, (iv) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminates or reduces certain deductions related to meals and entertainment expenses, (vi) modifies the limitation on excessive employee remuneration to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limits the deductibility of deposit insurance premiums. The Tax Cuts and Jobs Act also significantly changes the US tax law related to foreign operations, however, such changes do not currently impact the Company.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended June 30, 2020 and 2019 were $70,635 and $3,688, respectively.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4: ACCOUNTS RECEIVABLE

As of June 30, 2020, and December 31, 2019, the Company carried accounts receivable of $87,830 & $261,425 respectively. The industry in which the Company operates does not have large amount of accounts receivable at any given time. The Company provides credit term to certain customers which usually are net 15 days. Company has not experienced any bad debts in previous years and it reasonably believes to collect all of its accounts receivable as of June 30, 2020 and December 31, 2019. As of June 30, 2020 and December 31, 2019, no allowance for doubtful accounts was deemed necessary.

NOTE 5: INVENTORY

As of June 30, 2020 and December 31, 2019, the Company carried the following inventory balances. Company did not recognize any obsolete in inventory due to impairment or damages in its inventory during the years 2020 and 2019.

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Finished Goods:
Edibles	$271,433	$194,136
Cartridges	$36,700	$26,249
Flowers	$561,539	$401,628
Concentrate	$24,703	$17,668
Prerolls	$46,631	$33,352
Vapes	$11,798	$8,438
Accessories	$70,162	$50,182
	$1,022,965	$731,653
Work In Progress:
Plants & Clones Tagged	$676,706	$483,999
Veg Untagged	$108,642	$77,704
	$785,349	$561,703

	$1,808,314	$1,293,356

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Accounts Payable and Accrued Expenses	1,429,334	518,865
Interest Payable	650,841	326,535
	$2,080,175	$845,400

The accounts payable and accrued expenses consists of trade payables arising from company’s normal course of business.

F-41

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7: BUSINESS COMBINATIONS

On May 8, 2019, Picksy LLC (“Purchaser”), a wholly owned subsidiary of Mystic Holdings Inc., entered into Asset Purchase Agreement with MediFarm LLC (“Seller”), for the purchase of MediFarm LLC’s Blum-Desert Inn distribution facility at the purchase price of $10 million. The closing of this purchase agreement is contingent upon obtainment of approval from state of Nevada for the sale and transfer of seller’s existing Marijuana Dispensary license to Purchaser, as well as all associated state or county business licenses or permits.

On November 1, 2019, the company entered into an agreement to assume all management responsibilities over the operations of Blum Desert Inn distribution facility. As per the agreement, Picksy LLC would realize all the benefits and bear risks arising from the operations of Desert Inn distribution facility, as well as complete managerial authority over the operations making the Picksy LLC the primary beneficiary of Blum Desert Inn upon execution of the agreement. As per ASC 810-10 “Consolidation”, the company consolidated the financial position and result of operations as of November 1, 2019. Picksy LLC recorded its business combinations as per ASC 805-10 on November 1, 2019 when operational control was transferred from MediFarm LLC. The purchase price was adjusted downward to $9.8 M to give an adjustment to inventory acquired as of November 1, 2019. $1.4M of the purchase price was allocated to tangible assets including inventory, $6.2 million of the purchase price was allocated to intangible assets, and the balance of $2.1 million was attributed to goodwill. (See Note 18- “Intangible Asset and Goodwill”).

On August 19, 2019, Picksy Reno LLC, (“Purchaser”), a wholly owned subsidiary of Mystic Holdings entered into Asset Purchase Agreement with the MediFarm I LLC (“Seller”), for the purchase of distribution facility located at Reno at the purchase price of $13.5 million. As per the agreement, the payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest. The closing of this purchase agreement is contingent upon obtainment of approval from state and local governmental authorities for the sale and transfer of Seller’s existing State licenses to Purchaser, as well as all associated State or County business licenses and permits.

On January 1, 2020, the company entered into agreement to assume all management responsibilities over the operation of Reno distribution facility. As per the agreement, Picksy Reno LLC would realize all the benefits and bear risks arising from the operations of Reno distribution facility, as well as complete managerial authority over the operations making the Picksy Reno LLC the primary beneficiary of MediFarm I LLC upon execution of the agreement. As per ASC 810-10 “Consolidation”, the company consolidated the financial position and result of operations as of January 1, 2020. Picksy LLC recorded its business combinations as per ASC 805-10 on January 1, 2020 when operational control was transferred from Blum Reno. $0.6M of the purchase price was allocated to tangible assets including inventory, $10.2 million of the purchase price was allocated to intangible assets, and the balance of $2.7 million was attributed to goodwill (See Note 18- “Intangible Asset and Goodwill”).

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8: PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019

Furniture and Equipment	986,358	864,356
Leasehold Improvements	4,454,463	4,454,418
Vehicle	9,000	9,000
Computer Hardware and Software	129,712	68,310
Subtotal	5,579,533	5,396,084

Accumulated Depreciation	(1,175,902)	(913,178)
Net Total	$4,403,631	$4,482,906

Depreciation expense for the six months ended June 30, 2020 and 2019 was $262,724 and $159,444, respectively.

NOTE 9: RELATED PARTIES

From time to time the Company is involved in transactions with related parties. The Company had the following balances due from (to) related parties as of:

	June 30, 2020	December 31, 2019
Dal Taro Holding II, LLC	37,585	35,819
Employees4Hire, LLC	(494,253)	(691,950)
Green Wagon Holding, LLC	499,798	586,797
Ketores Holdings, LLC	(1,610,000)	(1,610,000)
Panorama Crest, LLC	(149,450)	(149,450)
Barracco Realty, LLC	(3,000)	(3,000)
Related Individual	(1,767)	(35,050)
	(1,721,087)	$(1,866,834)

The Company reimbursed $61,000 as travel expense to Stella Marina, a related party to the Company.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 10: CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company’s customer base. Also, the credit term determines the amount of receivables along with the concentration of customers determining single purchasers on credit.

As new legal enterprises, marijuana growers, distributors and dispensaries need financial services like those required by other businesses. But local banks and credit unions in many jurisdictions are still subject to laws prohibiting the offering of business accounts and services to organizations involved in cannabis production and distribution. At the federal level, U.S. law still forbids commerce in marijuana. While the U.S. Department of Justice has indicated that it will defer to the legislative intent of individual states regarding legalization, overlapping federal and state banking laws still present real risk management uncertainties for financial organizations.

Furthermore, only about one in 30 banks or credit unions in the U.S. currently accepts marijuana-related businesses as clients. Those providing services often require much higher servicing and transaction fees to offset complicated and strict reporting requirements.

NOTE 11: BUSINESS RISK

The Company’s primary business, cultivation and production of medical cannabis and recreational cannabis, is heavily regulated state levels although remains illegal at the federal level in the United States. While the Company is unable to predict what regulatory changes may occur or the impact on the Company of any particular change, the Company’s operations and financial results could be negatively affected. Further, the Company operates in a highly regulated industry, which may limit the Company’s ability to price its services at levels that the Company believes appropriate. These competitive factors may adversely affect the Company’s financial results.

NOTE 12: REGULATION A SUBSCRIPTIONS

In March 2020, the Company received qualification from the US Securities and Exchange commission to proceed with the offering. The Company continued a securities offering started in 2020 where the Company offered up to 50 million shares of common Stock in a securities offering exempt from SEC registration under Regulation A, Tier 2. The Company engaged with various advisors and other professionals to facilitate the offering who were paid customary fees and equity interests for their work.

As of June 30, 2020 the Company received total share subscriptions worth $5.002 million. Out of the $5.002 million, $4.2 million has been received by DealMaker (placement agent). The Company has received $1.7 million until June 30, 2020 leaving $3.3 million receivable from DealMaker. (“Presented as “Other Receivable” in financial statements”). As per the offering statement, the Company do not intend to close their offering unless they sell at least a minimum of 5 million shares of common stock, at a purchase price of $1.00 per share.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 13: SHORT-TERM DEBT

Short-term debt consists of the following:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Note Payable to Grass is Greener, LLC, upon receiving financing for the dispensary acquisitions and completion of C$.80 financing round or 6 months from issuing note whichever comes first bearing interest at 12% per annum, with an option of conversion to shares in C$.80.80 financing round, unsecured.	200,000	200,000

Note Payable to Qualcan Canada, which shall be converted into Qualcan Canada common voting shares at $0.05 per share, for 14,000,000 common shares upon closing of dispensary acquisitions, and is being presented as due on demand and bearing no interest until the completion of closing, unsecured.	517,437	517,437

Note Payable to Medifarm LLC, on closing of purchase agreement entered, due within 12 months from issued date bearing interest at 5% per annum, secured.	2,800,000	2,800,000

Balance Payable to Medifarm LLC, on closing of purchase agreement entered, is being presented as due on demand, bearing no interest.	1,791,410	1,941,410

Balance Payable to Medifarm I LLC, on closing of purchase agreement entered, is being presented as due on demand, bearing no interest.	12,541,856	-

Total Short-term Notes Payable	$17,850,703	$5,458,847

NOTE 14: LONG-TERM DEBT

Long-term debt consists of the following:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Note Payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached, unsecured.	300,000	300,000

Note Payable to a business, which is in dispute, as terms of contract were not followed by lender and is being presented as due on demand and bearing no interest until a future settlement is reached, unsecured.	600,000	600,000
Note Payable to a business, which is in dispute, as terms of contract with an option to convert the debt into 27 shares of common stock.	-	-

Total Long-term debt	900,000	900,000
Less: current maturities	(900,000)	(900,000)
Long-Tem Debt	-	$-

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 15: DEBENTURES

The principal amount under the debentures is convertible into shares of our common stock at any time at the option of the holder; provided, that, if on or before the maturity date, the Canadian Public Offering is consummated, 100% of the outstanding principal amount of the debentures will be automatically converted into common shares of Qualcan Canada. The conversion price of the debentures issued in the First 2019 Private Placement is C$0.30 ($0.23) per share and the conversion price of the debentures issued in the Second 2019 Private Placement is C$0.80 ($0.60) per share. The conversion price is subject to adjustment in the event of specified dilutive or accretive events, such as stock splits and stock combinations. The principal amount and accrued interest under the debentures are payable by us upon the earlier to occur of the closing of the Canadian Public Offering or 12 months after the date of issuance. The debentures bear interest at an annual cumulative rate of 8.0%, due and payable in cash on the maturity date.

In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of the debentures will receive, in preference to any distribution of any of our assets to the holders of any of our other debt securities or credit facilities, an amount equal to the unpaid and unconverted principal amount of their debentures and any accrued and unpaid interest on the debentures. The holders will be paid in preference to any of our unsecured creditors and will be paid pro rata in proportion to the principal amount of debentures held by the holders (together with the holders of the debentures issued in the Second Mystic Financing) if the available assets are not sufficient to repay the debentures. The debentures are unsecured, general obligations of our company. The debentures are not be redeemable by us or subject to voluntary prepayment prior to maturity.

The carrying value of the Debentures, as of June 30, 2020 and December 31, 2019 are $7,434,018 and $7,392,240 respectively. The company accrued interest of $299,022 and $167,577 up to June 30, 2020 and December 31, 2019 respectively.

NOTE 16: STOCK SPLIT

On September 8, 2019, Mystic Holdings, Inc. Board of Directors authorized a 14,350-for-1 split of Mystic common stock, to increase the number of authorized shares of Mystic Common Stock to 143,501,400 shares from 10,000 shares. The effective date of the Stock Split was September 10, 2020. Upon the effectiveness of the Stock Split, the Company’s issued and outstanding shares of common stock increased from approximately 4,581 shares to approximately 65.7 million shares of common stock, all with a par value of $0.0001036. Fractional shares resulting from the Stock Split were rounded up to the next whole number. All share and earnings per share information have been retroactively adjusted to reflect the stock split and the incremental par value of the newly issued shares was recorded with the offset to additional paid-in capital.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 17: STOCK OPTION

Performance Incentive Plan

In September 2019, the shareholders approved the Company’s 2019 Performance Stock Option, (the “Stock Option”). Under the terms of the Incentive Plan, up to 13,000,000 shares of common stock may be granted. The Stock Option is administered by the Compensation Committee which is appointed by the Board of Directors. The Committee determines which key employee, officer or director on the regular payroll of the Company, or outside consultants shall receive stock options. Granted options are exercisable after two years from the date of grant in accordance with the terms of the grant up to five years after the date of the grant. The exercise price of any incentive stock option or nonqualified option granted under the Incentive Plan may not be less than 100% of the fair market value of the shares of common stock of the Company at the time of the grant.

Options:

The following options were issued to employees and non-employee Board of Directors and consultants in accordance with the Company’s Performance Incentive Plan. However, they may not be outstanding at each year end.

Grant Date	Number of Options	Exercise Price	Expiration Term

30-Sep-19	4,000,000	0.30	5 years
30-Sep-19	8,863,500	0.80	5 years
30-Sep-19	70,000	1.00	5 years

At December 31, 20 l 9, the Company has shares of common stock reserved for issuance of these options and for options granted previously.

Activity in stock options, including those outside the Performance Incentive Plan, for year-end December 31, 2019, is summarized as follows:

	Shares Under Options	Average Exercise Price

Balance, December 31, 2018	-	-
Options Granted	12,933,500	0.65
Options Exercised	-	-
Options Cancelled/Expired	-	-
Balance, December 31, 2019	12,933,500	0.65

All of the options listed in the above table have no intrinsic value, as their exercise prices are all in excess of the market value of the Company’s common stock as of December 31, 2019.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 18: COMMITMENTS AND CONTINGENCIES

Uncertain Tax Position

The Company follows the FASB Accounting Standards Codification, which provides guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of June 30, 2020 and December 31, 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the Company’s financial statements. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the financial statements. No interest and penalties were recorded during the years ended June 30, 2020 and December 31, 2019. Generally, the tax years before 2016 are no longer subject to examination by federal, state or local taxing authorities.

Litigation

The Company is involved, from time to time, in disputes and claims incidental to the conduct of its business. The company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. Based upon present information, the company determined that there was no matters that required an accrual as of June 30, 2020 nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

On December 8, 2016, Rauch Organics LLC (“Rauch”) filed a lawsuit in the Eighth Judicial District Court in and for Clark County, Nevada against the company, certain of its subsidiaries and affiliates, and certain related members alleging, among other things, that the company and its affiliates breached the various agreements under which Rauch has not received monies due and owing pursuant to those agreements. Furth more, Rauch alleged that members of the company induced Rauch to enter into various agreements through false or fraudulent misrepresentations. Rauch Plaintiffs, were seeking, among other things, issuance of up to 5% equity interest in the company based upon its loan of $600,000 to the company pursuant to an Agreement for Transfer of Membership Interests dated December 23, 2015. The company denied the allegations of Plaintiff and Qualcan has filed a Counterclaim against Plaintiff and certain companies affiliated with Plaintiff. Qualcan alleged that Plaintiff breached the various agreements, violated its fiduciary duties owed to Qualcan and converted Qualcan’s property by wrongfully destroying certain cannabis corps at or near the time the agreements were terminated. The case is currently scheduled for trial on August 31, 2020. It is not certain that the trial will proceed on that date. The parties are currently discussing settlement.

NOTE 19: LEASE AGREEMENTS

The Company leases building space from Green Wagon Holdings, LLC, and an entity sharing the same owners and ownership percentages as the Company, on a month to month basis. The Company has elected to apply the alternative accounting and disclosures for certain variable interest entities provided to private companies pursuant to generally accepted accounting principles as it related to the lease with Green Wagon Holdings, LLC.

Total rent expense for the years ended June 30, 2020 and 2019 were $267,585 and $91,818, respectively.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 20: INTANGIBLE ASSETS AND GOODWILL

Goodwill

Goodwill arises from the purchase price for acquired businesses exceeding the fair value of tangible and intangible assets acquired less assumed liabilities.

Goodwill is reviewed annually for impairment or more frequently if impairment indicators arise. The Company conducts its annual goodwill impairment assessment as of the last day of the third quarter, or more frequently under certain circumstances. For the purpose of the goodwill impairment assessment, the Company has the option to perform a qualitative assessment (commonly referred to as “step zero”) to determine whether further quantitative analysis for impairment of goodwill or indefinite-lived intangible assets is necessary or a quantitative assessment (“step one”) where the Company estimates the fair value of each reporting unit using a discounted cash flow method (income approach). Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. The balance of goodwill at June 30, 2020 and December 31, 2019 was $4.8 million and $2.1 million, respectively and was attributed to the Cannabis reportable segment.

The table below summarizes the changes in the carrying amount of goodwill:

Balance, January 1, 2020	2,124,673
Goodwill acquired during 2020	2,663,956
Accumulated impairment loss	-
Balance, June 30, 2020	$4,788,629

Balance, December 31, 2018	-
Goodwill acquired during 2019	2,124,673
Accumulated impairment loss	-
Balance, December 31, 2019	$2,124,673

The Company completed a preliminary step one assessment as of January 1, 2020 and concluded no adjustment to the carrying value of goodwill was required. The results of the Company’s 2020 and 2019 goodwill impairment assessments indicated that no other goodwill impairment existed.

Intangible Assets, Net

Intangible assets consisted of the following as of June 30, 2020 and December 31, 2019.

	Six Months Ended June 30, 2020
	Estimated Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Dispensary Licenses, Picksy LLC	14	6,295,319	299,777	5,995,542
Dispensary Licenses, Picksy Reno LLC	14	10,196,886	364,175	9,832,712
Subtotal		6,295,319	663,952	15,828,253

Total Intangible Assets, Net		6,295,319	663,952	15,828,253

	December 31, 2019
	Estimated Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Dispensary Licenses	14	6,295,319	74,944	6,220,375
Subtotal		6,295,319	74,944	6,220,375

Total Intangible Assets, Net		6,295,319	74,944	6,220,375

The Company recorded amortization expense of $589,008 and $0 for the years ended June 30, 2020 and 2019, respectively. Based solely on the amortizable intangible assets recorded at June 30, 2020, the Company estimates amortization expense for the next five years to be as follows:

	Year Ending December 31,
	2020	2021	2022	2023	2024 and thereafter	Total
Amortization Expense	$449,666	$449,666	$449,666	$449,666	$4,421,712	$6,220,375

Actual amortization expense to be reported in future periods could differ from these estimates as a result of new intangible asset acquisitions, changes in useful lives or other relevant factors or change.

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MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 21: RECENT ACCOUNTING GUIDANCE

In December 2019, the FASB issued an accounting standard updates that eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In February 2016, the FASB issued an accounting standards update that sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. The updates becomes effective in the last quarter of 2020, but early adoption is permitted. The Company is currently evaluating this update on its financial position and results of operations.

In June 2016, the FASB issued Accounting Standard Update No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with a forward-looking expected credit loss model which will result in earlier recognition of credit losses. The standard will be effective for us in the last quarter of 2020, but early adoption is permitted. The Company is currently evaluating this update on its financial position and results of operations.

In January 2017, the FASB issued Accounting standard Update No. 2017-04, “Intangibles- Goodwill and Others”, which simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. As early adoption is permitted, the company adopted ASU 2017-04 on November 1, 2019. Adoption of this guidance did not have a material impact on the Company’s consolidated financial position or results of operations.

F-50

MYSTIC HOLDINGS, INC. AND AFFILIATES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 22: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through December 1, 2020, the date these financial statements were issued.

Subsequent to the year-end, there was a global outbreak of novel coronavirus known as COVID-19, which had a significant impact on business through the restrictions imposed by federal, state and local authorities regarding business operations, travel and isolation/quarantine orders. The company has determined that these events are non-adjusting subsequent events. Accordingly, the financial position and results of operations as of and for the year ended June 30, 2020 have not been adjusted to reflect their impact. The extent of the effect of the COVID-19 pandemic on the company is uncertain; however, thus far, business has not been significantly impacted.

On September 2, 2020, the Company filed a Certificate of Change (the “Certificate”) with the Secretary of State of the State of Nevada to effect a stock split of its outstanding and authorized shares of common stock at a ratio of 14,350 to 1 (the “Stock Split”). The Stock Split was approved by the board of directors of the Company.

As a result of the Stock Split, the number of the Company’s authorized shares of common stock was increased from 10,000 to 143,501,400 shares. The effective date of the Stock Split was September 10, 2020. Upon the effectiveness of the Stock Split, the Company’s issued and outstanding shares of common stock increased from approximately 4,581 shares to approximately 65.7 million shares of common stock, all with a par value of $0.000103. Fractional shares resulting from the Stock Split were rounded up to the next whole number.

On October 22, 2020, in reference to Asset Purchase agreement dated on August 19, 2019 between MediFarm I LLC (the “Seller”) and Picksy Reno LLC (the “Purchaser”), the parties entered into an agreement pursuant to which Terra Tech Corp. (“Terra Tech”), Seller’s parent corporation elected to substitute the cash portion of adjusted Purchase Price of $8,332,096 for 8,332,096 shares of Mystic (Purchaser parent corporation) common stock. Mystic shall issue certificate representing the shares to Terra Tech within two business days after the approval of Nevada Cannabis Compliance Board (the “CCB”). (See -“Note 7: Business Combinations”).

F-51

INDEPENDENT AUDITOR’S REPORT

To the Member(s) of

MediFarm I LLC

Reno, Nevada

Report on Financial Statements

We have audited the accompanying financial statements of MediFarm I LLC, which comprise the balance sheets as of December 31, 2019 & 2018 and the related statements of income, cash flows and changes in member’s equity for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risk of material misstatements in the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-52

Opinion

In our opinion, the 2019 and 2018 financial statements referred to above present fairly, in all material respects, the financial position of MediFarm I LLC as of December 31, 2019 & 2018, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to “Note-1 Description of Business”, which describes the sale of MediFarm I LLC to Picksy Reno, LLC for the price of $13.5 million on August 19, 2019. Our opinion is not modified with respect to this matter.

Restatement of Financial Statements

Without modifying our opinion, we draw attention to Note 13 to the amended and restated financial statements, which explains that the amended and restated financial statements for the year ended December 31, 2019 & 2018 have been restated from those which we originally reported on October 30, 2020.

Garden City, New York
December 1, 2020

F-53

MEDIFARM I LLC

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED BALANCE SHEETS

	December 31, 2019	December 31, 2018
	($)	($)
	As restated (Note 13)	As restated (Note 13)
ASSETS
Current Assets:
Cash	227,072	893,866
Other receivable, net	197,982	263,457
Inventory	251,996	556,301
Prepaid Expenses and other assets	19,056	7,920
Total Current Assets	696,106	1,721,544

Property, Equipment and Leasehold Improvements, Net	130,340	714,967

Other Assets	32,332	-
Intercompany Accounts	2,503,519	(926,836)
TOTAL ASSETS	3,362,297	$1,509,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	621,613	337,994
Total Current Liabilities	621,613	337,994

Members’ Equity:
Capital Contribution	475,994	475,994
Accumulated Surplus (Deficit)	2,264,690	695,687
Total Members’ Equity	2,740,684	1,171,681

TOTAL LIABILITIES AND MEMBERS’ EQUITY	3,362,297	$1,509,675

F-54

MEDIFARM I LLC

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED STATEMENTS OF INCOME

For the year ended December 31,	2019	2018
	($)	($)
	As restated (Note 13)	As restated (Note 13)

REVENUE	7,219,193	7,901,026

COST OF GOODS SOLD	3,577,222	4,068,049

GROSS PROFIT	3,641,971	3,832,977

OPERATING EXPENSES
Advertising	24,280	154,296
Depreciation	97,937	222,307
Selling, Office and Administration	1,999,886	2,813,382
TOTAL OPERATING EXPENSES	2,122,103	3,189,985

INCOME (LOSS) FROM OPERATIONS	$1,519,868	$642,992

OTHER INCOME (EXPENSES)
Interest Income	-	37,253
Miscellaneous Income	49,136	198,000
TOTAL OTHER INCOME	49,136	235,253

NET INCOME BEFORE PROVISION FOR INCOME TAXES	1,569,003	878,245

Provision for Income Taxes	-	-

NET INCOME ATTRIBUTABLE TO MEMBERS	$1,569,003	$878,245

F-55

MEDIFARM I LLC

AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Year Ended December 31, 2019

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated	Total
	Shares	Amount	Capital	Shares	Amount	Equity	Deficiency
						As restated (Note 13)	As restated (Note 13)
Balance, January 1, 2019	-	-	-	-	-	1,171,681	1,171,681

Net Income	-	-	-			1,569,003	1,569,003

Balance, December 31, 2019	-	-	-	-	-	2,740,684	2,740,684

Year Ended December 31, 2018

			Additional
	Common Stock		Paid-in	Treasury Stock		Accumulated	Total
	Shares	Amount	Capital	Shares	Amount	Equity	Deficiency
						As restated (Note 13)	As restated (Note 13)
Balance, January 1, 2018			-			293,436	293,436

Net Income	-	-	-			878,245	878,245

Balance, December 31, 2018	-	-	-	-	-	1,171,681	1,171,681

F-56

MEDIFARM I LLC

RESTATED AUDITED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 & 2018

RESTATED CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31,	2019	2018

Cash flows from Operating Activities
Net Profit/(Loss)	1,569,003	878,245
Adjustments to reconcile net loss to net cash provided by (used in) Operations:
Amortization and Depreciation	97,937	222,307
Change in Operating Assets and Liabilities:
Accounts Receivable	65,475	(263,457)
Inventory	304,305	(324,070)
Other Assets	(44,747)	-
Prepaid Expenses	(11,136)	293,021
Accounts payable and accrued expenses	283,619	22,379
Net cash provided from (used in) Operating activities	2,264,456	828,425

Cash flows from Investing activities
Reclassification of PP&E	499,105	(87,678)
Net cash provided from (used in) Investing activities	499,105	(87,678)

Cash flows from Financing activities
Due to Intercompany Loan Balance	(3,430,355)	(229,422)

Net cash provided from (used in) Financing activities	(3,430,355)	(229,422)

Net Change in cash	(666,794)	511,325
Net Change in cash classified within current assets held for sale
Cash at beginning of period	893,866	382,541
Cash at end of period	$227,072	$893,866

F-57

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

1.	Description of Business Activities

MediFarm I LLC is one of the subsidiaries of the parent holding company Terra Tech Corp, a vertically integrated retail, production and cultivation company, with an emphasis on providing the highest quality of medical and adult use cannabis products. Registered as LLC in the State of Nevada, MediFarm I LLC is licensed for the cultivation or production of medical and adult use marijuana or operation of dispensary facilities in Reno, Nevada.

As of December 31, 2017, MediFarm I LLC has a fully operational retail medical and adult use marijuana dispensary located at 1085 S. Virginia St. Suite A, Reno, NV 89502. This cannabis dispensary operates under the name Blum and more information is available at https://www.letsblum.com/shop-blum.

Initially, Terra Tech Corp owned 50% of the membership interest in MediFarm I, with remaining interest owned by Forever Green NV, LLC (50%). Terra Tech Corp owns real property in Reno under MediFarm I RE, on which MediFarm I operates its dispensary.

On February 26, 2019, Terra Tech Corp entered into a Securities Purchase Agreement (the “SPA”) with Forever Green NV (“Forever Green”) and Forever Young Investments, L.L.C. (“Forever Young”) pursuant to which the company purchased Forever Green’s 50% membership interest in MediFarm I LLC (“MediFarm I”), Forever Green’s 15% membership interest in MediFarm II, LLC (“MediFarm II”), and Forever Young’s 50% membership interest in MediFarm I Real Estate, LLC (“MediFarm I RE”) for aggregate consideration of $6.30 million. Following closing, Terra Tech Company owned 100% of MediFarm I, 100%of MediFarm RE and 70% of MediFarm II.

MediFarm I LLC offers a wide variety of cannabis products to its customer in the form of Concentrate, Flower, Edibles, Tinctures, Pre-rolls, Topicals and Accessories.

MediFarm I rely on combination of trademark laws, trade secrets, confidentiality provisions and other contractual provision to protect their proprietary rights. They currently do not own any patents.

On August 19, 2019, Medifarm I LLC (“Seller”), entered into Asset Sale Agreement with Picksy Reno LLC, (“Purchaser”), a wholly owned subsidiary of Mystic Holdings for the sale of distribution facility located at Reno at the purchase price of $13.5 million. As per the agreement, the payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest. The closing of this purchase agreement is contingent upon obtainment of approval from state and local governmental authorities for the sale and transfer of Seller’s existing State licenses to Purchaser, as well as all associated State or County business licenses and permits. The operational control of the Reno distribution facility was transferred on January 1, 2020. (See Note 16 - “Subsequent Events”).

F-58

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

2.	Basis of Presentation

The accompanying financial statements have been prepared in accordance with the accrual basis of accounting which is an accounting principle generally accepted in the United States of America (U.S. GAAP) as per the guidelines promulgated by the American Institute of Certified Public Accountants (AICPA). The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

3.	Use of Estimates

Preparation of these financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

The Company regularly evaluates estimates and assumptions related to revenue recognition, allowances for doubtful accounts, sales returns, inventory valuation, goodwill and purchased intangible asset valuations, and litigation and other loss contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected

F-59

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

4.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments that are readily convertible into cash. The company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments. The company maintains significant amount of cash on hand. The company has not historically experienced any material loss from carrying cash on hand.

Valuation of Inventory

Inventory is valued at the lower of actual cost, as determined using the first-in, first-out (“FIFO”) method of accounting, or its net realizable value. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods.

Revenue Recognition

Effective January 1, 2018, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. Under this method, the Company recorded the cumulative effect of initially applying the new standard to all contracts as of the date of adoption.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows.

Property, Equipment and Leasehold Improvements, Net

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The approximate useful lives for depreciation of property, equipment and leasehold improvements are as follows: thirty-two years for buildings; three to eight years for furniture and equipment; three to five years for computer and software; five years for vehicles and the shorter of the estimated useful life or the underlying lease term for leasehold improvements. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

Expenditures for major renewals and improvements are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. The Company continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, equipment and leasehold improvements may not be recoverable in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

F-60

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

4.	Summary of Significant Accounting Policies (Continued)

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit histories with customers and their current financial conditions. Uncollectible trade accounts receivable is written off based on individual credit evaluation and specific circumstances of the customer. Trade accounts receivable are reported net of an allowance for doubtful accounts.

Credit is granted to the Company’s customers; consequently, its ability to collect the amounts due from their respective customers is affected by economic fluctuations in the respective industries.

The Company allows for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Bad debt recoveries are charged against the allowance account as realized.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses include advertising, insurance, and service or other contracts requiring up-front payments.

Cost of Goods Sold

Cost of goods sold includes the costs indirectly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as packaging and other supplies, fees for services and processing, other expenses for services, and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

F-61

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

5.	Cash and Cash Equivalents

Cash and Cash equivalents total $227,072 and $893,866 for the years ended December 2019 and 2018, respectively.

6.	Inventory

Inventory comprise the following:

December 31,	2019	2018
Accessories	12,841	11,423
Bulk	2,999	245,930
CBD	15,125	27,032
Concentrates	49,763	32,772
Disposables	3,569	8,056
Edibles	26,791	22,941
Flower	65,293	72,094
Pre-Roll	26,155	35,365
Quarantine	-	5,587
Samples	159	318
Sniffer Jar	1,315	3,238
Tester	-	48
Tinctures	5,822	6,912
Topicals	4,586	2,708
Vape Pen Battery	4,462	4,754
Vape Pens	33,116	77,124
Total	$251,996	$556,301

7.	Property, Plant and Leasehold Improvements

Property, Plant and equipment comprise the following:

December 31,	2019	2018
Furniture and Equipment	159,875	159,875
Leasehold Improvements	-	894,100
Vehicle	-	-
Computer Hardware and Software	56,574	95,089
Subtotal	$216,449	$1,149,064

Accumulated Depreciation	(86,110)	(434,097)
Net Total	$130,339	$714,967

Depreciation expense total $97,937 and $219,523 was booked for the years ended December 31, 2019 and 2018, respectively.

On January 1, 2019, the Company reclassified “Computer Software” worth $37,247.44 as “Other Assets”. In August 2019, the leasehold improvement of $894,100 was transferred to MediFarm I Real Estate, LLC as management reviewed and determined that leasehold is more appropriately classified as the part of MediFarm I Real Estate, LLC.

F-62

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

8.	Accounts Receivable and Allowance for Doubtful Accounts

The Company’s allowance for doubtful accounts as of December 31, 2019 and 2018 was $0 and $0 respectively. The account receivable net of allowance total $197,982 and $263,457 as of December 2019 and 2018 respectively.

9.	Related Party Transactions

The Company conducts major portion of its operations in collaboration with other corporations owned by the its parent company Terra Tech Corp. Balance receivable from the affiliated corporations total $2,503,519 and $(926,836) for as of December 31, 2019 and 2018, respectively, and is included within the total for intercompany accounts in the accompanying financial statements. The Company operates its business under the location owned by MediFarm I Real Estate, LLC (Terra Tech Corp subsidiary). No rents were paid to the related party for year 2019 and 2018, respectively.

The detailed intercompany balance payable consists of following:

December 31,	2019	2018
Blum Decatur	1,889,503	1,616,846
Blum Desert Inn	1,829,130	430,902
Blum Oakland	339	(100,059)
Blum San Leandro	(192)	-
Blum Santa Ana	4,864	4,323
Blum Gary	414,510	414,510
Blum Reno		-
Medifarm I Real Estate	374,742	(79,284)
Medifarm II	(2,809)	(2,809)
Terra Tech	(2,006,568)	(3,211,265)
Total	$2,503,519	$(926,836)

F-63

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

10.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

December 31,	2019	2018
Accounts Payable and Accrued Expenses	621,613	337,994
	$621,613	$337,994

I.	Accounts payable consists of trade payable arising from company’s normal course of business.
II.	Major portion of accrued expense consist of sales tax, employee payroll, payroll benefits expenses, professional fees, insurance fees.

11.	Advertising Expenses

The Company expense advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising expenses recognized totaled $24,280 and $154,296 for the years ended December 31, 2019 and 2018, respectively.

12.	Income Taxes

The Company was incorporated as LLC (Limited Liability Company) under the corporation laws of the State of Nevada by filling certificate of incorporation on July 18, 2014. On February 26, 2019, Terra Tech Corp entered into a Securities Purchase Agreement (the “SPA”) with Forever Green NV (“Forever Green”) and Forever Young Investments, L.L.C. (“Forever Young”) pursuant to which the company purchased Forever Green’s 50% membership interest in MediFarm I LLC (“MediFarm I”), Forever Green’s 15% membership interest in MediFarm II, LLC (“MediFarm II”), and Forever Young’s 50% membership interest in MediFarm I Real Estate, LLC (“MediFarm I RE”) for aggregate consideration of $6.30 million. Following closing, Terra Tech Company owned 100% of MediFarm I, 100% of MediFarm RE and 70% of MediFarm II. Therefore, for tax purposes, MediFarm I is a disregarded entity of its parent company Terra Tech Corp. Accordingly, for federal and state income tax purposes, the Company does not recognize income tax liability on its books. The Company believes that it is no longer subject to tax examinations for the year prior to December 31, 2016.

F-64

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

13.	Restatement of Financial Statements

Upon the adoption of ASC 606 (see Note 4 – Summary of Significant Account Policies), the Company has determined no correction was required on the financial statements. The impact of correction is as follows:

STATEMENTS OF INCOME

For the year ended December 31st	2019			2018
	As restated	As previously reported ($)	Restatement	As restated	As previously reported ($)	Restatement
	($)	($)	($)	($)
REVENUE	7,219,193	7,219,193	-	7,901,026	7,901,026	-

COST OF GOODS SOLD	3,577,222	3,577,222	-	4,068,049	4,068,049	-

GROSS PROFIT	3,641,971	3,641,971	-	3,832,977	3,832,977	-

OPERATING EXPENSES
Advertising	24,280	24,280	-	154,296	154,296	-
Depreciation	97,937	97,937	-	222,307	222,307	-
Selling, Office and Administration	1,999,886	1,999,886	-	2,813,382	2,813,382	-
TOTAL OPERATING EXPENSES	2,122,103	2,122,103	-	3,189,985	3,189,985	-

INCOME (LOSS) FROM OPERATIONS	$1,519,868	$1,519,868	$-	$642,992	$642,992	-

OTHER INCOME (EXPENSES)
Interest Income	-	-	-	37,253	37,253	-
Miscellaneous Income	49,136	49,136	-	198,000	198,000	-
TOTAL OTHER INCOME	49,136	49,136	-	235,253	235,253	-

NET INCOME BEFORE PROVISION FOR INCOME TAXES	1,569,003	1,569,003	-	878,245	878,245	-

Provision for Income Taxes	-	-	-	-	-	-

NET INCOME ATTRIBUTABLE TO MEMBERS	$1,569,003	$1,569,003	$-	$878,245	$878,245	-

 STATEMENTS OF CASH FLOWS

For the year ended December 31st	2019			2018
	As restated	As previously reported ($)	Restatement	As restated	As previously reported ($)	Restatement
	($)	($)	($)	($)
Cash flows from Operating Activities
Net Profit/(Loss)	1,569,003	1,569,003	-	878,245	878,245	-
Adjustments to reconcile net loss to net cash provided by (used in) Operations:
Ammortization and Depreciation	97,937	97,937	-	222,307	222,307	-
Change in Operating Assets and Liabilities:
Accounts Receivable	65,475	65,475	-	(263,457)	(263,457)	-
Inventory	304,305	304,305	-	(324,070)	(324,070)	-
Other Assets	(44,747)	(44,747)	-	-	-
Prepaid Expenses	(11,136)	(11,136)	-	293,021	293,021	-
Accounts payable and accrued expenses	283,619	283,619	-	22,379	22,379	-
Net cash provided from (used in) Operating activities	2,264,456	2,264,456	-	828,425	828,425	-

Cash flows from Investing activities
Reclassification of PP&E	499,105	499,105	-	(87,678)	(87,678)	-
Net cash provided from (used in) Investing activities	499,105	499,105	-	(87,678)	(87,678)	-

Cash flows from Financing activities
Due to Intercompany Loan Balance	(3,430,355)	(3,430,355)	-	(229,422)	(229,422)	-

Net cash provided from (used in) Financing activities	(3,430,355)	(3,430,355)	-	(229,422)	(229,422)	-

Net Change in cash	(666,794)	(666,794)	-	511,325	511,325	-
Net Change in cash classified within current assets held for sale
Cash at beginning of period	893,866	893,866	-	382,541	382,541	-
Cash at end of period	$227,072	$227,072	-	$893,866	$893,866	-

14.	Commitments and Contingencies

Description of Leasing Agreements

MediFarm I Real Estate, LLC has officially authorized the company to utilize the space at 1085 S. Virginia Street to conduct retail marijuana operations. There exist no lease agreement and no fees are payable to MediFarm I Real Estate, LLC. The company entered into a rental lease agreement with Green Wagon, LLC starting September 2019. Following the agreement, company paid $7,500 monthly to Green Wagon, LLC totaling rental expense for year 2019 to $30,000.

Litigation and Claims

The Company is the subject of lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements to not be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of December 31, 2019 and 2018 respectively nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

On November 21, 2018, Heidi Loeb Hegerich, Forever Green NV, and Forever Young Investments, L.L.C. filed a lawsuit against the Company, certain of its subsidiaries and affiliates, and certain unrelated parties in the Second Judicial District of the County of Washoe, State of Nevada, alleging, among other things, breach of fiduciary duty, breach of contract, and fraud, and seeking monetary damages and equitable relief. On February 26, 2019, Terra Tech Corp, MediFarm I, MediFarm II, MediFarm I RE and other parties (collectively, the “Terra Tech Parties”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Heidi Loeb Hegerich, Forever Green and Forever Young (collectively, the “Loeb Parties”) pursuant to which the Terra Tech Parties and the Loeb Parties agreed to settle and dismiss with prejudice the lawsuit filed by the Loeb Parties against the Terra Tech Parties in the Second Judicial District of the County of Washoe, State of Nevada, Case Number CV-18-02322 on November 21, 2018 (the “Lawsuit”). Entering into the Settlement Agreement is not an admission or acknowledgement of liability or responsibility on the part of the Terra Tech Corp in connection with the lawsuit. The only material relationship between the Terra Tech Corp and Ms. Hegerich, Forever Green and Forever Young, other than in respect of the SPA and the Settlement Agreement, was their membership in MediFarm I, MediFarm II and MediFarm I RE.

F-65

MEDIFARM I LLC

NOTES TO RESTATED AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 & 2018

15.	Recent Accounting Guidance

In January 2016, the FASB issued an accounting standard update which addresses certain aspects of the recognition, measurement, presentation and disclosure of financial instruments. The Company adopted this standard on January 1, 2018. This accounting standards update does not have a material impact on the financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”. The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, effective January 1, 2018 using the modified retrospective method. The adoption of this standard did not have a material impact on the Company’s financial position or results of operations. The Company did not restate prior period information for the effects of the new standard, nor did the Company adjust the opening balance of its accumulated deficit to account for the implementation of the new requirements of this standard.

FASB ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)” –Issued in August 2016, the amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, “Statement of Cash Flows.” The Company adopted ASU 2016-15 on January 1, 2018. Upon adoption, there was no significant impact to the Company’s statement of cash flows.

16.	Subsequent Events

In accordance with ASC 855, the company evaluated subsequent events through October 30, 2020, the date these financial statements were issued.

On January 1, 2020, the company entered into a Management Services Agreement with Picksy Reno LLC (“Picksy”), an unaffiliated third party, to transfer all management responsibilities of the company’s dispensary located at 1085 S. Virginia Street, Reno, NV. In the consideration of the services performed, Picksy will be entitled to 85% of the future net profits of the Reno Dispensary. In the event of loss, Picksy will be responsible for all future capital shortfalls. The company’s 15% interest in future net income of the Reno Dispensary will be applied to the purchase price of the related asset sale.

Subsequent to the year-end, there was a global outbreak of novel coronavirus known as COVID-19, which had a significant impact on businesses through the restrictions imposed by federal, state and local authorities regarding business operations, travel and isolation/quarantine orders. The company has determined that these events are non-adjusting subsequent events. Accordingly, the financial position and results of operations as of and for the year ended December 31, 2019 have not been adjusted to reflect their impact. The extent of the effect of the COVID-19 pandemic on the company is uncertain; however, thus far, business has not been significantly impacted.

On October 22, 2020, in reference to Asset Purchase agreement dated on August 19, 2019 between MediFarm I LLC (the “Seller”) and Picksy Reno LLC (the “Purchaser”), the parties entered into an agreement pursuant to which Terra Tech Corp. (“Terra Tech”), Seller’s parent corporation elected to substitute the cash portion of adjusted Purchase Price of $8,332,096 for 8,332,096 shares of Mystic (Purchaser parent corporation) common stock. Mystic shall issue certificate representing the shares to Terra Tech within two business days after the approval of Nevada Cannabis Compliance Board (the “CCB”).

F-66

INDEPENDENT AUDITOR’S REPORT

To the Member(s) of

Division Blum - Desert Inn

MediFarm LLC

Las Vegas, Nevada

Report on Financial Statements

We have audited the accompanying financial statements of Blum-Desert Inn (a division of MediFarm LLC), which comprise the balance sheets as of December 31, 2018 & 2017 and the related statements of income, retained earnings and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2018 and 2017 financial statements referred to above present fairly, in all material respects, the financial position of Blum- Desert Inn (a division of MediFarm LLC) as of December 31, 2018 & 2017, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to “Note -15 Subsequent Events”, which describes the sale of Blum- Desert Inn to Picksy, LLC as on May 08, 2019. Our opinion is not modified with respect to this matter.

Garden City, New York

December 1, 2020

F-67

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

AUDITED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

BALANCE SHEETS

ASSETS

	December 31,
	2018	2017
CURRENT ASSETS:
Cash	151,162	162,716
Accounts Receivable, Net	10,032	-
Inventory	364,065	318,865
Prepaid Expenses and other assets	19,117	39,747
TOTAL CURRENT ASSETS	$544,377	$521,328

Property, Equipment and Leasehold Improvements, Net	659,101	673,536
Other Assets	2,010	-

TOTAL ASSETS	$1,205,488	$1,194,864

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	163,015	150,451
TOTAL CURRENT LIABILITIES	163,015	150,451

LONG TERM LIABILITIES:
Intercompany Accounts	2,696,397	2,142,071
TOTAL LONG TERM LIABILITIES	2,696,397	2,142,071
TOTAL LIABILITIES	$2,859,412	$2,292,522

MEMBER’S EQUITY

Prior Period Adjustment	-	(84,618)
Accumulated Deficit	(1,097,657)	(153,875)
Total Members’ Equity	(1,097,657)	(238,493)

Total Equity Attributable to Members	(556,267)	(859,164)

TOTAL MEMBERS’ EQUITY	(1,653,924)	(1,097,657)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,205,488	$1,194,864

F-68

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

AUDITED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

STATEMENTS OF INCOME

	For the Years Ended
	December 31,
	2018	2017

REVENUE	3,165,074	$2,139,793

COST OF SALES	1,672,982	1,763,274

GROSS PROFIT	$1,492,092	$376,519

OPERATING EXPENSES
Advertising	58,550	122,176
Selling, Office and Administration	557,114	(53,400)
Depreciation	99,229	202,669
Property Taxes	13,294	22,129
Rent Expense	133,503	91,982
Salary and other provisions	1,186,670	850,127
TOTAL OPERATING EXPENSES	$2,048,359	$1,235,683

INCOME (LOSS) FROM OPERATIONS	$(556,267)	$(859,164)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS) ATTRIBUTABLE TO MEMBERS	$(556,267)	$(859,164)

F-69

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

AUDITED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Year Ended December 31, 2018

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2018	-	-		$(1,097,657)	$(1,097,657)

Prior Period Adjustment	-	-	-	-	-
Members’ Contribution	-	-	-	-	-
Net Income	-	-	-	(556,267)	(556,267)

Balance, December 31, 2018				$(1,653,924)	$(1,653,924)

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Year Ended December 31, 2017

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2017	-	-		$(153,875)	$(153,875)

Prior Period Adjustment	-	-	-	(84,618)	(84,618)

Members’ Contribution	-	-	-	-	-

Net Income	-	-	-	(859,164)	(859,164)

Balance, December 31, 2017				$(1,097,657)	$(1,097,657)

F-70

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

AUDITED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Profit/(Loss)	$(556,267)	$(859,164)
Adjustments to reconcile net loss to net cash
provided by (used in) Operations:
Depreciation and amortization	99,229	202,669

Change in Operating Assets and Liabilities:
Accounts Receivable	(10,032)	-
Inventory	(45,200)	(277,515)
Prepaid Expenses	20,630	(39,747)
Other Assets	(2,010)	-
Accounts payable and accrued expenses	12,564	144,683
Net cash used in operating activities	$(481,087)	$(829,074)

CASH FLOWS DROM INVESTING ACTIVITIES
Purchase of PP&E	(84,793)	(765,804)
Net cash used from Investing activities	$(84,793)	$(765,804)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash paid for Intercompany Loan Balance	554,326	1,818,628
Prior Period Adjustment	-	(84,618)
Net cash provided from financing activities	$554,326	$1,734,010

NET INCREASE (DECREASE) IN CASH	(11,553)	139,133
CASH AND EQUIVALENTS, beginning of the year	162,716	23,584
CASH AND EQUIVALENTS, end of the year	$151,162	$162,716

F-71

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

1.	Description of Business Activities

Blum - Desert Inn is one of the divisions of MediFarm LLC (“MediFarm”), a subsidiary of parent holding company Terra Tech Corp, a vertically integrated retail, and production and cultivation company, with an emphasis on providing the highest quality of medical and adult use cannabis products. Registered as LLC in State of Nevada, MediFarm LLC is licensed for the cultivation or production of medical and adult use marijuana and operation of dispensary facilities in Clark County, Nevada.

As of December 31, 2018, MediFarm LLC has two fully operational retail medical and adult use marijuana dispensaries situated in Desert Inn, and Decatur, NV. These cannabis dispensaries operate under the name Blum and more information is available at https://www.letsblum.com/shop-blum.

Prior to August 2017, Terra Tech Corp owned 60% of the membership interest in MediFarm, with remaining interest owned by Camden Goorjian (20%) and Richard Vonfeldt (20%). In August 2017, Terra Tech Corp acquired an additional 38% ownership in MediFarm for no additional consideration due to changes in planned level of involvement of two individuals in the operation of MediFarm. In December 2018, Terra Tech Corp issued 200,000 shares of common stock with a fair value of $0.20 million to acquire the remaining 2.0% interest in MediFarm. Terra Tech Corp now owns 100% membership interest in MediFarm LLC.

Blum - Desert Inn offers wide variety of cannabis products to its customer in the form of Concentrate, Flower, Edibles, Tinctures, Prerolls, Topicals and Accessories.

Blum-Desert Inn rely on combination of trademark laws, trade secrets, confidentiality provisions and other contractual provision to protect their proprietary rights. They currently do not own any patents.

2.	Basis of Presentation

The accompanying financial statements have been prepared in accordance with the accrual basis of accounting which is an accounting principles generally accepted in the United States of America (U.S. GAAP) as per the guidelines promulgated by the American Institute of Certified Public Accountants (AICPA). The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

3.	Use of Estimates

The Preparation of these financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

The Company regularly evaluates estimates and assumptions related to revenue recognition, allowances for doubtful accounts, sales returns, inventory valuation, goodwill and purchased intangible asset valuations, and litigation and other loss contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

F-72

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

4.	Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents consists of highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short term maturity of these instruments. The company maintains significant amount of cash on hand. The company has not historically experienced any material loss from carrying cash on hand.

Valuation of Inventory

Inventory is valued at the lower of actual cost, as determined using the first-in, first-out (“FIFO”) method of accounting, or its net realizable value. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods.

Revenue Recognition

Effective January 1, 2018, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method. Under this method, the Company recorded the cumulative effect of initially applying the new standard to all contracts as of the date of adoption.

Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (I) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows.

Revenue from our retail dispensaries is recorded at the time customers take possession of the product. Revenue from our retail dispensary is recognized net of discounts, promotional adjustments and returns. We collect taxes on certain revenue transactions to be remitted to governmental authorities, which may include sales, excise and local taxes. These taxes are not included in the transaction price and are, therefore, excluded from revenue. Upon purchase, the Company has no further performance obligations and collection is assured as sales are paid for at time of purchase.

F-73

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

4.	Summary of Significant Accounting Policies (Continued)

Property, Equipment and Leasehold Improvements, Net

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The approximate useful lives for depreciation of property, equipment and leasehold improvements are as follows: thirty-two years for buildings; three to eight years for furniture and equipment; three to five years for computer and software; five years for vehicles and the shorter of the estimated useful life or the underlying lease term for leasehold improvements. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

Expenditures for major renewals and improvements are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. The Company continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, equipment and leasehold improvements may not be recoverable in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are carried at their estimated collectible amounts. Trade accounts receivable are periodically evaluated for collectability based on past credit histories with customers and their current financial conditions. Uncollectible trade accounts receivable are written off based on individual credit evaluation and specific circumstances of the customer. Trade accounts receivable are reported net of an allowance for doubtful accounts.

Credit is granted to the Company’s customers; consequently, its ability to collect the amounts due from their respective customers is affected by economic fluctuations in the respective industries.

The Company allows for estimated losses on accounts receivable based on prior bad debt experience and a review of existing receivables. Bad debt recoveries are charged against the allowance account as realized.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future. These prepaid expenses include advertising, insurance, and service or other contracts requiring up-front payments.

Cost of Goods Sold

Cost of goods sold includes the costs indirectly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as packaging and other supplies, fees for services and processing, other expenses for services, and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

F-74

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

5.	Cash and Cash Equivalents

Cash and Cash equivalents total $151,162 and $162,716 for the years ended December 2018 and 2017, respectively.

6.	Inventory

Inventory comprise the following:

December 31,	2018	2017
Accessories	17,950	2,550
Bulk	150,119	51,131
CBD	25,658	2,021
Clothing	237	-
Concentrates	18,608	28,260
Display	36	-
Disposables	11,098	-
Edibles	19,876	100,481
Flower	28,697	45,208
Infused Pre-Roll	150	-
Pre-Roll	6,975	-
Quarantine	12,688	-
Sniffer Jar	380	-
Tester	61	-
Tinctures	4,293	-
Topicals	2,333	10,669
Vape Pen Battery	3,474	5,686
Vape Pens	61,432	50,207
Joints	-	7,128
Packaging	-	15,524
Total	$364,065	318,865

7.	Property, Plant and Leasehold Improvements

Property, Plant and equipment comprise the following:

December 31,	2018	2017
Furniture and Equipment	223,846	62,886
Computer Hardware and Software	102,691	12,159
Leasehold Improvements	891,562	889,130
Construction in Progress	1,925	-
Subtotal	1,220,024	964,175
Accumulated Depreciation	(560,923)	(290,638)
Net Total	659,101	673,537

Depreciation expense total $99,229 and $202,669 was booked for the years ended December 31, 2018 and 2017, respectively. The net assets purchased total $84,793 and $765,804 for the years ended December 31, 2018 and 2017 respectively. On October 23, 2018, Terra Tech Corp completed the sale of division Blum- Western of MediFarm LLC. Upon the decision of management, the assets total $171,056 available at Blum Western were transferred to division Blum- Desert Inn. This asset was booked in the Blum- Desert Inn for the year 2018 and at the assets were fully depreciated on the day of transfer leaving no affect on books of Blum - Desert Inn.

8.	Accounts Receivable and Allowance for Doubtful Accounts

The Company’s allowance for doubtful accounts as of December 31, 2018 and 2017 was $13,038 and $0 respectively. The account receivable net of allowance total $10,032 and $0 as of December 2018 and 2017 respectively.

F-75

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

9.	Related Party Transactions

The Company conducts major portion of its operations in collaboration with other corporations owned by the its parent company Terra Tech Corp. Balance payable due to the affiliated corporations total $2,696,397 and $2,142,071 as of December 31, 2018 and 2017, respectively, and is included within the total for Inter-company Accounts in the accompanying financial statements.

The detailed Inter-company balance payable consist of following:

December 31,	2018	2017
Blum Decatur	743,502	(2,395)
Blum Oakland	34,772	(14,000)
Blum San Leandro	714	-
Blum Santa Ana	24,995	10,303
IVXX	250	-
Blum Gary	(903,604)	-
Blum Reno	(430,902)	-
Medifarm II	150	(836,266)
Terra Tech	(2,166,274)	(955,950)
Medifarm I	-	(343,738)
Total	(2,696,397)	(2,142,071)

10.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

December 31,	2018	2017
Accounts Payable and Accrued Expenses	153,515	143,151
Accrued Expenses	9,500	7,300
	163,015	150,451

I.	Accounts payable consists of trade payable arising from company’s normal course of business.
II.	Major portion of accrued expense consist of sales tax, employee payroll, payroll benefits expenses, professional fees, insurance fees.

11.	Advertising Expenses

The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising expenses recognized totaled $58,550 and $122,176 for the years ended December 31, 2018, and 2017, respectively.

12.	Income Taxes

The Company was incorporated as LLC (Limited Liability Company) under the corporation laws of the State of Nevada by filling certificate of incorporation on April 15, 2014. The Company files Form 1065 (U.S. Return of Partnership Income) to the Internal Revenue Service. “Partnerships themselves are not subject to Federal income tax, each of the partners will be taxed upon his or her share of income from the partnership”. Medifarm I LLC issued Schedule K-1 to its member Terra Tech Corp every year. Accordingly, for federal and state income tax purposes, the Company does not recognize income tax liability on its books. The Company believes that it is no longer subject to tax examinations for the year prior to December 31, 2015.

F-76

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

13.	Commitments and Contingencies

Operating Leasing Commitments

On April 2013, MediFarm LLC entered into a lease agreement with Vegas Godspeed LLC for the operation of its division Blum- Desert Inn at the street address of 1130 Desert Inn Road, Las Vegas, NV 89109, in Las Vegas, Nevada. The lease term is of six years expiring in May 31, 2019.

Period(s)	Basic Monthly Rent
April 15, 2014 through May 31, 2014	$0
June1, 2014 through May 31, 2015	$7,830.00 per month (First Floor)
$792.5 per month (Basement)
June 1, 2015 through June 30, 2015	$0
July 1, 2015 through May 31,2016	$8,064.90 per month (First Floor)
$816.28 per month (Basement)
June 1, 2016 through June 30, 2016	$0
July 1, 2016 through May 31, 2017	$8,306.85 per month (First Floor)
$840.77 per month (Basement)
June 1, 2017 through May 31, 2018	$8,556.06 per month (First Floor)
$866.00 per month (Basement)
June 1, 2018 through May 31, 2019	$8,812.74 per month (First Floor)
$8891.98 per month (Basement)

The rent expense total $133,503 and $91,982 were booked for the year ended 2018 and 2017 respectively.

Litigation and Claims

The Company is the subject to lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements to not be misleading.

To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of December 31, 2018 and 2017 respectively nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

14.	Recent Accounting Guidance

In January 2016, the FASB issued an accounting standards update which addresses certain aspects of the recognition, measurement, presentation and disclosure of financial instruments. The Company adopted this standard on January 1, 2018. This accounting standards update does not have a material impact on the consolidated financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”. The Company adopted ASC Topic 606, “Revenue from Contracts with Customers”, effective January 1, 2018 using the modified retrospective method. The adoption of this standard did not have a material impact on the Company’s financial position or results of operations. The Company did not restate prior period information for the effects of the new standard, nor did the Company adjust the opening balance of its accumulated deficit to account for the implementation of the new requirements of this standard.

FASB ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)” –Issued in August 2016, the amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, “Statement of Cash Flows.” The Company adopted ASU 2016-15 on January 1, 2018. Upon adoption, there was no significant impact to the Company’s consolidated statement of cash flows.

F-77

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

NOTES TO FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 2018 & 2017

15.	Subsequent Events

In accordance with ASC 855, the Company evaluated subsequent events through November 27, 2019, the date these financial statements were issued.

On May 31, 2019, MediFarm I entered into lease agreement with Vegas Godspeed LLC for the operation of its division Blum- Desert Inn at the street address of 1130 Desert Inn Road, Las Vegas, NV. The lease term is 5 years expiring in May 31, 2024.

On May 8, 2019, the MediFarm LLC (“Seller”) entered into asset purchase agreement with Picksy Reno, LLC, a Nevada limited liability company (“Purchaser”), for the sale of company division Blum- Desert Inn at the purchase price of $10,000,000. Obtaining approval from state and local governmental authorities for the sale and transfer of Seller’s existing State licenses to Purchaser, as well as all associated State or County business licenses and permits, is a contingent factor and a condition precedent to Closing.

16.	Prior Period Adjustment

In 2017 Company adjusted its opening balance of members’ equity by $84,618. The amount represented depreciation expenses on the assets placed in service on or before December 31st, 2016 which were not previously recorded.

F-78

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31, 2018 & 2017

INDEPENDENT AUDITOR’S REPORT
ON SUPPLEMENTAL INFORMATION

To the Member(s) of

Division Blum - Desert Inn

MediFarm LLC

Las Vegas, Nevada

We have audited the financial statements of Blum- Desert Inn (a division of MediFarm LLC) as of and for the periods ended December 31, 2018 & 2017, and our report thereon dated November 27, 2019, which expressed an unmodified opinion on those financial statements, appears on page F-67. Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Garden City, New York

December 1, 2020

F-79

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31, 2018 & 2017

SUPPLEMENTAL INFORMATION – OPERATING EXPENSES

	2018	2017
SELLING, OFFICE AND ADMINISTRATIVE:
Allowance for Doubtful Accounts	13,038	-
Automobile Expense	882	383
Bank Service Charges	23,662	14,177
Licenses, Permits & Fees	77,860	62,202
Computer and Internet Expenses	16,875	20,835
Conferences and training	976	-
Dues and Subscriptions	3,281	3,765
Insurance Expense	2,188	3,250
Meals and Entertainment	28,407	32,719
Miscellaneous expense	(2,037)	(7,205)
Political Contribution	11,224	-
Postage and Delivery	2,381	1,496
Printing and Reproduction	840	6,804
Professional Fees - Legal Fees	2,096	18,503
Professional Fees - Other Professional Fees	3,282	13,902
Professional Fees - Tech Support	58,338	50,176
Repairs and Maintenance	46,199	21,046
Security Expense	182,324	190,066
Office Supplies and Expenses	61,895	46,308
Telephone Expense	2,132	-
Travel Expense	310	3,070
Utilities	20,563	12,005
Interest Iexpense	400	-
280E Allocation	-	(546,901)
TOTAL SELLING, OFFICE AND ADMINISTRATIVE:	$557,114	$(53,400)

F-80

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

UNAUDITED BALANCE SHEETAS OF JUNE 30, 2019

As of	June 30, 2019
CURRENT ASSETS:
Cash	209,937
Accounts Receivable, Net	19,390
Inventory	306,105
Prepaid Expenses and other assets	24,580
TOTAL CURRENT ASSETS	$560,012

Property, Equipment and Leasehold Improvements, Net	502,416
Other Assets	538,945
Intercompany Accounts	(2,502,394)
TOTAL ASSETS	$(901,021)

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts Payable and Accrued Expenses	325,017
TOTAL CURRENT LIABILITIES	325,017

LONG TERM LIABILITIES:
Long-Term Debt	433,413
TOTAL LONG TERM LIABILITIES	433,413
TOTAL LIABILITIES	$758,430

MEMBER’S EQUITY

Common Stock, Par Value $0.001
Accumulated Deficit	(1,659,451)
Total Members’ Equity	(1,659,451)

TOTAL MEMBERS’ EQUITY	$(1,659,451)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$(901,021)

F-81

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

UNAUDITED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2019

For the six months ended	June 30, 2019

REVENUE	1,881,970

COST OF SALES	916,405

GROSS PROFIT	$965,565

OPERATING EXPENSES
Advertising	21,514
Selling, Office and Administration	331,864
Depreciation	127,064
Property Taxes
Rent Expense	91,495
Salary and other provisions	399,153
TOTAL OPERATING EXPENSES	$971,090

INCOME (LOSS) FROM OPERATIONS	$(5,525)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS) ATTRIBUTABLE TO MEMBERS	$(5,525)

F-82

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

UNAUDITED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2019

Six Months Ended June 30, 2019

			Additional
	Common Stock		Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2019		$-		$(1,653,926)	$(1,653,926)
Net Income	-	-	-	(5,525)	(5,525)

Balance, June 30, 2019				$(1,659,451)	$(1,659,451)

F-83

BLUM - DESERT INN

(A DIVISION OF MEDIFARM LLC)

UNAUDITED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

For the six months ended	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Profit/(Loss)	(5,525)
Adjustments to reconcile net loss to net cash
provided by (used in) Operations:
Depreciation and amortization	127,064
Operating Lease Expense	48,733
Change in Operating Assets and Liabilities:
Accounts Receivable	(9,359)
Inventory	57,960
Prepaid Expenses	(5,463)
Other Assets	(34,424)
Accounts payable and accrued expenses	161,998
Operating Lease Liabilities	(117,831)
Net cash used in operating activities	$223,154

CASH FLOWS DROM INVESTING ACTIVITIES
Purchase of PP&E	29,621
Net cash used from Investing activities	$29,621

CASH FLOWS FROM FINANCING ACTIVITIES
Cash paid for Intercompany Loan Balance	(194,001)
Net cash provided from financing activities	$(194,001)

NET INCREASE (DECREASE) IN CASH	$58,774
CASH AND EQUIVALENTS, beginning of the year	151,163
CASH AND EQUIVALENTS, end of the year	$209,937

F-84

BLUM - DESERT INN (A DIVISION OF MEDIFARM LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The included summary of significant accounting policies for BLUM – DESERT INN DIVISION OF MEDIFARM LLC (The Company) is intended to assist with understanding the Company’s consolidated financial statements. These financial statements and corresponding notes represent the management and board of directors responsible for the objectivity and precision of the included consolidated financial statements. The accounting policies applied comply with the accounting principles generally accepted within the United States of America and have been routinely exercised in preparing the consolidated financial statements.

Nature of the Company

The Company is the operator of a state licensed medical and recreational marijuana dispensary in Las Vegas, NV. The Company operates as a consumer facing retail outlet for Qualcan products (in a vertically integrated capacity) as well as other consumer items considered to be popular and in demand from partner cultivation and production facilities.

Accounting Method

Records maintained by the Company are done so on the accrual basis of accounting, recognizing revenues when earned and expenses at the time they were incurred.

Use of Estimates

Upon preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America at times have required management to make estimates/assumptions which affect reported amounts of assets/liabilities and disclosure of contingent assets and liabilities upon the date of the consolidated financial statements and any reported revenue totals and expenses during the reporting period. Final results and actuals could potentially differ from these estimates.

Cash and Cash Equivalents

Intended for the statement of cash flows, The Company acknowledges any highly liquid investments currently available for use within original maturity of three months or less as cash equivalents.

Accounts Receivable

Any accounts receivable The Company expects to collect are recorded at the amount expected for any outstanding balances. The management team monitors outstanding balances very carefully and dictates whether an account should be written off during the year. No allowances for doubtful accounts have been determined necessary as of June 30, 2019.

Inventory

Any backstock inventory is managed through a FIFO system and is managed this way to support the states system of expiration dates and perishables program.

Property and Equipment

Property/equipment are stated at their cost. Straight line method depreciation is calculated and utilized as the depreciation principle and is applied over what’s considered the useful life span of the related assets. Maintenance expenditure and repairs of property/equipment are allocated to expenses.

F-85

BLUM - DESERT INN (A DIVISION OF MEDIFARM LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Conditions regarding income taxes are based on taxes payable/refundable as of the current year and any deferred taxes on intermittent divergence within the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities as well as their reported totals within the consolidated financial statements. Deferred tax assets/liabilities will be part of the consolidated financial statements at the currently posted income tax rates applicable within the period any deferred tax assets/liabilities are anticipated to be settled and/or realized. When a change in tax law and/or rates is implemented, any deferred tax assets/liabilities will be adjusted via the provision for income taxes. Deferred tax assets/liabilities exemplify any future tax repercussions of those differences, then either being taxable or deductible when they are fully recovered or settled. Deferred taxes are recognized as well for operating losses usable for offsetting future income. During a circumstance in which it is more likely than not that these deferred tax assets will not be realized, a valuation allowance is noted for deferred tax assets. Because the business is considered illegal by the federal government, The Company has decided to assume a conservative course of action regarding deferred tax assets primarily related to its assumed net operating losses, and with this in consideration has established a valuation allowance equal to those losses. Thus, no deferred tax assets/tax benefit are observed within these consolidated financial statements.

If a material liability were to be assumed as a presumable result of an uncertain tax position, and the impact of liability can be feasibly estimated, then the approximated liability is accrued. If income tax liability were to be incurred in the future, the interest accrued upon any income tax liability is to be reported as an interest expense, with penalties upon any income tax reported as income taxes. There has been no uncertain tax positioning as of June 30, 2019. Income tax examinations by tax authorities are no longer applicable to The Company, in accordance with the federal statute of limitations.

Advertising

Advertising costs of The Company are expensed as incurred. As of period ending June 30, 2019, advertising expense was $21,514.

NOTE 2: GOING CONCERN

It is still currently considered federally illegal to produce and distribute marijuana. As a result of this, there is an implicit risk regarding the future success of businesses operating within this industry due to political landscape and environment.

Despite this risk, the future is seemingly bright for the cannabis industry as it is seeing rapid adoption state-by-state within the United States, with significant attention often being brought up on a federal level. It is anticipated that this risk factor will see resolution within the next five years’ time.

F-86

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

FOR THE YEAR ENDED DECEMBER 31, 2019

	MYSTIC HOLDINGS INC	MEDIFARM I LLC	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
ASSETS
Current Assets:
Cash	247,926	227,072	(227,072)	3(a)	247,926
Accounts receivable, net	261,425	197,982	(197,982)	3(a)	261,425
Other receivables					-
Inventory	1,293,356	251,996	(26,165)	3(a)	1,519,187
Prepaid expenses and other assets	-	19,056	(19,056)	3(a)	-
Total current assets	1,802,707	696,106	(470,275)		2,028,538
Property and Equipment, net	4,482,906	130,340			4,613,246
Goodwill	2,124,673		1,979,038	3(b)	4,103,711
Intangible assets, net	6,220,375		10,196,887	3(b)	16,417,262
Other Assets:					-
Intercompany Accounts		2,503,519	(2,503,519)	3(a)	-
Other Assets:	122,625	32,332	(32,332)	3(a)	122,625
Total Assets	14,753,285	3,362,297	9,169,799		27,285,381
Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	845,400	621,613	(621,613)	3(a)	845,400
Due to related parties, net	1,866,835				1,866,835
Convertible Notes Payable	717,437				717,437
Non- Converible Notes Payable	4,741,410				4,741,410
Current maturities of long-term debt	900,000		4,200,000	3(c)	5,100,000
Total current liabilities	9,071,082	621,613	3,578,387		13,271,082
Long-Term Liabilities:
Convertible Debenture	7,392,240	-	-		7,392,240
Total Liabilities	16,463,322	621,613	3,578,387		20,663,322
Stockholders’ Equity:
Common stock, $0.0001036 par value; 143,501,400 shares authorized, authorized
78,332,096 issued and 74,070,087shares outstanding	7,253	-	863	3(c)	8,116
Additional paid-in capital	4,790,572	-	8,331,233	3(c)	13,121,805
Capital Contribution		475,994	(475,994)	3(a)	-
less:34,081,583 shares of treasury stock	(2,375)				(2,375)
Accumulated deficit	(6,505,487)	2,264,690	(2,264,690)	3(a)	(6,505,487)
Total Members’ Equity		2,740,684	(2,740,684)	3(a)	-
Total Stockholders’ Equity	(1,710,037)	-	8,332,096	3(a)	6,622,059
Total Liabilities and Stockholders’ Equity	14,753,285	3,362,297	9,169,799		27,285,381

F-87

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2019

	MYSTIC HOLDINGS INC CONSOLIDATED	MEDIFARM I LLC	PRO FORMA ADJUSTMENTS	NOTES	BLUM- DESERT INN (10.31.2019)	PRO FORMA ADJUSTMENTS	NOTES	PRO FORMA COMBINED
Revenues	4,462,624	7,219,193			3,525,708			15,207,525
Cost of Revenues	4,312,106	3,577,222			1,760,016			9,649,344
Gross Profit	150,518	3,641,971			1,765,692	-		5,558,181
Operating Expenses:								-
Advertising	63,859	24,280			33,354			121,493
Auto	36,289	-			153			36,442
Bank Fees	2,753	28,029			14,687			45,469
Commision Expense	-	-			5,526			5,526
Computer and Internet Expense	10,323	-			10,350			20,673
Depreciation	359,415	97,937	(79,317)	3(d)	227,012	(86,093)	3(d)	518,954
Ammortization	63,703	-	728,349	3(d)	-	374,722	3(d)	1,166,774
Insurance	93,496	57,122			413			151,031
Meals and Entertainment	-	-			27,557			27,557
Office expense and miscellaneous	38,436	116,296			33,697			188,429
Postage and Delivery	-	-			302			302
Professional fees	363,687	58,919			41,238			463,844
Rent	16,757	30,000			146,632			193,389
Repairs and maintenance	40,216	29,671			30,561			100,448
Salary and other provisions	-	1,232,490			809,808			2,042,298
Security	83,003	142,618			128,769			354,390
Taxes and licenses	751,917	283,845			163,038			1,198,800
Uniform	9,351	-			-			9,351
Utilities	24,512	20,896			17,619			63,027
Total operating expenses	1,957,718	2,122,103	649,032		1,690,716	288,629		6,708,198
Operating Loss	(1,807,200)	1,519,868	(649,032)		74,976	(288,629)		(1,150,017)
Other Income (Expense):								-
Other income	66,186	49,136	-		1,872	-		117,194
Interest expense	(263,628)	-	(210,000)	3(e)	-	(585,319)	3(e)	(1,058,947)
Total other income (expense)	(197,442)	49,136	(210,000)		1,872	(585,319)		(941,753)
Net Loss before Taxes	(2,004,641)	1,569,004	(859,032)		76,848	(873,948)		(2,091,769)
Provision for Income Tax (Benefit) Expense	-	-	-		-	-		-
Net Loss	(2,004,642)	1,569,003	(859,032)		76,848	(873,948)		(2,091,771)

F-88

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Mystic Holdings Inc and MediFarm I LLC and Blum-Desert Inn historical consolidated financial statements as adjusted to give effect to the acquisition of MediFarm I LLC and Blum-Desert Inn and the debt and equity issuance necessary to finance the acquisition. The unaudited pro forma combined statements of operations for the 12 months ended December 2019 give effect to the MediFarm I LLC and Blum-Desert Inn acquisition as if it had occurred on January 1, 2019. The unaudited pro forma combined balance sheet as of December 31, 2019 gives effect to the MediFarm I LLC and Blum-Desert Inn acquisition as if it had occurred on December 31, 2019.

Note 2 - Preliminary purchase price allocation

On May 8, 2019, Picksy LLC, (“Purchaser”), a wholly owned subsidiary of Mystic Holdings Inc., entered into Asset Purchase Agreement with MediFarm LLC (“Seller”), for the purchase of MediFarm LLC’s Blum- Desert Inn distribution facility at the purchase price of $10 million. As per the agreement, the payments will consist of $7.2 million in cash payments and $2.8 million in the form of 12-month promissory note bearing 5% interest secured by the acquired assets. On November 1, 2019, the company entered into an agreement to assume all management responsibilities over the operations of Blum Desert Inn distribution facility. As per the agreement, Picksy LLC would realize all the benefits and bear risks arising from the operations of Desert Inn distribution facility, as well as complete managerial authority over the operations making the Picksy LLC the primary beneficiary of Blum Desert Inn upon execution of the agreement. The purchase price was adjusted downward to $9.8 million to give an adjustment to inventory acquired as of November 1, 2019. $1.4M of the purchase price was allocated to tangible assets including inventory, $6.9 million of the purchase price was allocated to intangible assets, and the balance of $1.5 million was attributed to goodwill.

On August 19, 2019, Picksy Reno LLC, (“Purchaser”), a wholly owned subsidiary of Mystic Holdings entered into Asset Purchase Agreement with the MediFarm I LLC (“Seller”), for the purchase of distribution facility located at Reno at the purchase price of $13.5 million. As per the agreement, the payments will consist of $9.3 million in cash and $4.2 million in a 12-month promissory note bearing 5% interest secured by the acquired assets. On January 1, 2020, the company entered into an agreement to assume all management responsibilities over the operations of Blum Reno facility. As per the agreement, Picksy Reno LLC would realize all the benefits and bear risks arising from the operations of Desert Inn distribution facility, as well as complete managerial authority over the operations making the Picksy LLC the primary beneficiary of Blum Reno upon execution of the agreement. Following the operational transfer, the purchase price was adjusted downward to $12.5 million to give an adjustment to inventory acquired as of January 1, 2020. $350 thousand of the purchase price was allocated to tangible assets including inventory, $10 million of the purchase price was allocated to intangible assets, and the balance of $1.9 million was attributed to goodwill. On October 22, 2020, with respect to Asset Purchase Agreement dated on August 19, 2019 between MediFarm I LLC and Picksy Reno LLC, Terra Tech Corp (Seller’s parent corporation) elected to substitute the cash portion of adjusted purchase price of $8,332,906 for 8,332,096 shares of Mystic (Purchaser’s parent corporation) common stock at $1 per share. Mystic shall issue share certificate to Terra Tech within two days following the approval from Nevada Cannabis Compliance Board (the “CCB”).

The following table shows the preliminary allocation of the purchase price for MediFarm I LLC and Blum-Desert Inn to the acquired identifiable assets, assumed liabilities and pro forma goodwill:

Blum-Desert Inn

Adjusted Purchase Price Allocation on 10.31.2019
Computer Hardware	68,310
Furniture and Equipment	223,846
Leasehold Improvement	891,562
Inventory	226,063
License	6,295,319
Goodwill	2,124,673

Total Purchase Price	$9,829,773

Funding Source:

Covertible Debentures	7,029,773
5% Note Issued to Seller	2,800,000
Total New Debt	$9,829,773

MediFarm I LLC

Purchase Price Allocation
Computer Hardware	33,502
Furniture and Equipment	96,838
Inventory	225,831
License	10,196,887
Goodwill	1,979,038

Total Purchase Price	12,532,096

Funding Source:

Common Stock	8,332,096
5% Note Issued to Seller	4,200,000
Total New Debt	$12,532,096

F-89

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 3 - Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet

(a)	Reflects the fair value adjustment of $12.5 million purchase price allocation of MediFarm I LLC. No liabilities or current assets except inventory were acquired and the purchase will be financed through issuance of common stocks and 12 months note to the seller as shown in Note 2.

(b)	Reflects the estimate of goodwill and value of license, which represents the excess of the purchase price over the fair value of MediFarm I LLC and identifiable assets acquired and liabilities assumed as shown in Note 2.

(c)	Reflects the term loan of $4.2 million and common stock of $8.3 million necessary for the financing of MediFarm I LLC.

Adjustments to the pro forma condensed statements of operations

(d)	Reflects the estimated depreciation and amortization expense related to the acquired property and equipment and intangible assets discussed at Notes 3(a) and 3(b), respectively and depreciation and amortization expense related to the acquired property and equipment and intangible assets for ten months for Blum Desert Inn, please see Note 4.

(e)	Reflects the additional interest expense related to the term loan and convertible debenture of $14 million with a fixed 5% and 8% rate of interest respectively please see note 5.

Note 4 - Identifiable Fixed Assets and Intangible assets

The estimated purchase price allocation of fixed identifiable assets i.e. computer hardware and furniture & fixture and the intangible assets i.e. License shown in Note 2 is depreciated and amortized over the following estimated useful life:

Computer Hardware	7 years straight line
Furniture & Equipment	7 years straight line
License	15 years amortization

Blum-Desert Inn
Ten Months ended 10.31.2019

Accumulated Depreciation	140,919
Accumulated Amortization	374,722
$515,641

MediFarm I LLC
Year ended December 31, 2019

Accumulated Depreciation	18,620
Accumulated Amortization	728,349
$746,969

F-90

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 5 - Term Loan and Convertible Debentures

As part of the acquisition financing, the company is planning to issue 8% convertible debentures. The private placement for the 8% convertible debentures is expected to be completed in two phases. The initial phase “First 2019 Private Placement” is expected to raise $1,700,000 in aggregate principal amount of 8% convertible debentures. The principal amount under the debentures is convertible into shares of company’s common stock at any time at the option of the holder, provided, that, if on or before the maturity date (12 months after the date of issuance), the Canadian Public Offering is consummated, 100% of the outstanding principal amount of the debentures will be automatically converted into common stock of the public successor company. The conversion price of the debentures is C$0.30 ($0.23) per share, which would result in the issuance upon conversion of 7,500,000 shares of company’s common stock. The debentures bear interest at an annual cumulative rate of 8.0%, due and payable in cash on the maturity date.

Second 2019 Private Placement is expected to raise $22,500,000 in aggregate principal amount of 8% convertible debentures with substantially identical terms as the debentures sold in the First 2019 Private Placement, except that the conversion price of the debentures offered in the Second 2019 Private Placement is set at C$0.80 ($0.60) per share, which would result in the issuance upon conversion of 37,500,000 shares of our common stock, rather than C$0.30 ($0.23) per share in the First 2019 Private Placement. Company sold approximately $4,500,000 in aggregate principal amount of 8% convertible debentures in the Second 2019 Private Placement, which would result in issuance upon conversion of 7,500,000 shares of common stock.

Similarly; the company will be issuing the notes payable of $2,800,000 and $4,200,000 to seller for 12 months period which will carry an interest rate of 5%.

Blum-Desert Inn
Ten Months ended 10.31.2019

Covertible Debentures	468,652
5% Note Issued to Seller	116,667
$585,319

MediFarm I LLC
Year ended December 31, 2019

5% Note Issued to Seller	210,000
$210,000

F-91

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1	Articles of Incorporation of Mystic Holdings, Inc.
2.2	Amended and Restated By-laws of Mystic Holdings, Inc.
4.1	Form of Subscription Agreement for this offering.
6.1	Share Exchange Agreement, effective September 4, 2019, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc.
6.2	Form of C$0.30 8% Convertible Debenture from First 2019 Private Placement.
6.3	Form of C$0.80 8% Convertible Debenture from Second 2019 Private Placement.
6.4	Asset Purchase Agreement, dated as of May 8, 2019, between Picksy LLC and MediFarm LLC.
6.5	Asset Purchase Agreement, dated as of August 19, 2019, between Picksy Reno, LLC and MediFarm I LLC.
6.6	Amended Commercial Lease Agreement, dated June 30, 2016, between Qualcan, LLC and Green Wagon, LLC.
6.7	Common Stock Purchase and Working Capital Loan Agreement, dated as of October 19, 2017, between Mystic Holdings, Inc. and Ketores Holdings, LLC.
6.8	Promissory Note, dated as of October 19, 2017, between Mystic Holdings, Inc. and Ketores Holdings, LLC.
6.9	Assignment and Assumption Agreement, executed on August 24, 2018, between Mystic Holdings, Inc. and Olga Cortese.
6.10	Form of Mystic Holdings, Inc. Incentive Stock Option Agreement.
6.11	Amendment No. 1 to Share Exchange Agreement, effective February 7, 2020, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc.
6.12	Letter Agreement, dated as of January 30, 2020, by and among Medifarm LLC, Picksy LLC, MediFarm I LLC and Picksy Reno LLC.
6.13	Amendment No.2 to Share Exchange Agreement, effective March 11, 2020, between Qualcan (Canada) Holdings Inc. and Mystic Holdings, Inc.
6.14	Letter Agreement, dated as of August 3, 2020, by and among Medifarm I LLC and Picksy Reno LLC.
6.15	Letter Agreement, dated as of October 22, 2020 by and among Medifarm I LLC, Picksy Reno LLC, Mystic Holdings, Inc. and Terra Tech Corp.
6.16	Settlement Agreement, dated as of July 28, 2020, by and among Qualcan, LLC, LivFree Wellness, LLC, MM Development Company, Inc., ETW Management Group LLC, Global Harmony LLC, Just Quality, LLC, Libra Wellness Center, LLC, Rombough Real Estate, Inc., Zion Gardens LLC, Nevada Wellness Center, LLC, Lone Mountain Partners, LLC, Nevada Organic Remedies, LLC, Greenmart of Nevada NLV, LLC, Helping Hands Wellness Center, Inc., CPCM Holdings, LLC, Cheyenne Medical, LLC, Commerce Park Medical, LLC and the State of Nevada, Department of Taxation.
6.17	Form of Letter Agreement re: Extension of Maturity of 8% Convertible Debentures
10.1	Power of Attorney (set forth on signature page of the offering statement).
11.1	Consent of K.K. Mehta CPA Associates PLLC for Mystic Holdings, Inc.
11.2	Consent of K.K. Mehta CPA Associates PLLC for Blum-Desert Inn (a division of MediFarm LLC) and MediFarm I LLC.
11.3	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 12.1).
11.4	Consent of K.K. Mehta CPA Associates PLLC for Mystic Holdings, Inc.
11.5	Consent of K.K. Mehta CPA Associates PLLC for MediFarm I LLC
11.6*	Consent of K.K. Mehta CPA Associates PLLC for Mystic Holdings, Inc.
11.7*	Consent of K.K. Mehta CPA Associates PLLC for Blum-Desert Inn (a division of MediFarm LLC)
11.8*	Consent of K.K. Mehta CPA Associates PLLC for MediFarm I LLC
12.1	Opinion of Olshan Frome Wolosky LLP.

Unless otherwise indicated, exhibit has been previously filed.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 3, 2020.

MYSTIC HOLDINGS, INC.

By:	/s/ Lorenzo Barracco
Lorenzo Barracco
Chairman and Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lorenzo Barracco	Chairman and Chief Executive	December 3, 2020
Lorenzo Barracco	Officer (principal executive officer)

/s/ Heather Cranny	Director, Treasurer (principal	December 3, 2020
Heather Cranny	financial and accounting officer) and Secretary

/s/ Michael Cristalli	Director, President	December 3, 2020
Michael Cristalli

/s/ Joanna DeFilippis	Director, Chief Operating Officer	December 3, 2020
Joanna DeFilippis

/s/ Daniel V. Perla*	Director	December 3, 2020
Daniel V. Perla

/s/ Sigmund (Sig) Aronson Rogich*	Director	December 3, 2020
Sigmund (Sig) Aronson Rogich

/s/ Alexander Scharf*	Director	December 3, 2020
Alexander Scharf

*By:	/s/ Lorenzo Barracco
Lorenzo Barracco
Attorney-in-Fact